UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant
to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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StarTek, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS – May 5, 2008

PROXY STATEMENT

StarTek, Inc.
44 Cook Street, 4th Floor
Denver, Colorado 80206
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2008
To the Stockholders:
The 2008 Annual Meeting of Stockholders of StarTek, Inc., a Delaware corporation, will be held at the offices of StarTek, Inc., 44 Cook Street, 4th Floor, Denver, CO, 80206, on May 5, 2008, at 9:00 a.m. local time, for the following purposes:
1.	To elect five directors to hold office for a term of one year and until their successors are elected and qualified.

2.	To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the year ending December 31, 2008.

3.	To approve the StarTek, Inc. Employee Stock Purchase Plan.

4.	To approve the StarTek, Inc. 2008 Equity Incentive Plan.

5.	To consider and act upon such other business as may properly come before the Annual Meeting.
Only stockholders of record at the close of business on March 6, 2008 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By order of the board of directors,

A. Laurence Jones
President and Chief Executive Officer

March 20, 2008
IMPORTANT
Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Please vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone after your receipt of hard copies of the proxy materials, as promptly as possible. You may also request a paper proxy card, which will include a reply envelope, to submit your vote by mail, as described in the Notice of Internet Availability of Proxy Materials. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

STARTEK, INC.

 ii

PROXY STATEMENT
STARTEK, INC.
44 COOK STREET, 4th FLOOR DENVER, COLORADO 80206
(303) 262-4500
2008 ANNUAL MEETING OF STOCKHOLDERS
May 5, 2008
This Proxy Statement was first made available to stockholders on or about March 20, 2008. It is furnished in connection with the solicitation of proxies by the board of directors of StarTek, Inc., a Delaware corporation, to be voted at the 2008 Annual Meeting of Stockholders for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The 2008 Annual Meeting of Stockholders will be held at the offices of StarTek, Inc., 44 Cook Street, 4th Floor, Denver, CO, 80206, on May 5, 2008, at 9:00 a.m. local time.
OUTSTANDING STOCK AND VOTING RIGHTS
The only outstanding securities entitled to vote at the Annual Meeting are shares of our common stock, $.01 par value. Stockholders of record at the close of business on March 6, 2008 will be entitled to vote at the meeting on the basis of one vote for each share held. On March 6, 2008, there were 14,735,791 shares of common stock outstanding.
Under new rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to our stockholders. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
Proxies will be voted according to the instructions received either on the proxy card or online via the Internet or telephone. In the absence of specific instructions, proxies will be voted (i) FOR the proposals described in this Proxy Statement, and (ii) in the discretion of the proxy holders on any other matter which properly comes before the Annual Meeting.
Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date. StarTek will pay the cost of solicitation of proxies.
The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date. The election of the directors nominated will require a plurality (i.e., the highest number) of the votes cast in person or by proxy at the Annual Meeting by stockholders. In the election of directors, each stockholder is entitled to cast one vote per share for each director to be elected. Cumulative voting is not permitted.
The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy, is required to approve ratification of our independent registered accounting firm. The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy, is required to approve the StarTek, Inc. Employee Stock Purchase Plan and the StarTek, Inc. 2008 Equity Incentive Plan. Furthermore, the holders of a majority of the shares of our common stock outstanding must vote on the proposals to approve the StarTek, Inc. Employee Stock Purchase Plan and the StarTek, Inc. 2008 Equity Incentive Plan.
Votes withheld from nominees for directors, abstentions, and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied. Votes withheld from nominees will have no effect on their election. For purposes of the remaining proposals and any other matters properly brought before the Annual Meeting, broker non-votes will not be considered present and do not affect the vote taken; however, abstentions are considered as being present and have the effect of a “no” vote. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the approval of these plans. Because brokers may not vote “unvoted” shares on behalf of their customers for such “non-routine” matters, it is critical that stockholders vote their shares.

The board of directors has selected Ed Zschau and A. Laurence Jones, and each of them, to act as proxies with full power of substitution. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by our officers and other management employees, none of whom will receive any additional compensation for their soliciting activities. The total expense of any solicitation will be borne by us and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.
Unless otherwise noted in this definitive proxy statement, any description of “us,” “we,” “our,” etc. refers to StarTek, Inc. and our subsidiaries.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS
The table below presents information as of March 1, 2008, regarding the beneficial ownership of shares of our common stock by:
•	Each of our directors, our nominee for director, and the executive officers named in the Summary Compensation Table;

•	Each person we know to have beneficially owned more than five percent of our common stock as of that date; and

•	All of our executive officers and directors as a group.

	Beneficial
	Ownership of Shares
	Number of	Percentage of
Name of Beneficial Owner	Shares(1)	Class
A. Laurence Jones (2)(6)	149,668	1.01%
Steven D. Butler (3)	0	*
David G. Durham (2)(7)	15,000	*
Patrick M. Hayes (2)(8)	50,799	*
Michael Griffith (2)(9)	22,474	*
Mary Beth Loesch (2)(10)	14,584	*
Ed Zschau (2)(11)	43,000	*
Albert C. Yates (2)(12)	15,000	*
P. Kay Norton (2)(13)	15,000	*
Harvey A. Wagner (4)	0	*
A. Emmet Stephenson, Jr. (2)(5)	3,214,382	21.81%
T. Rowe Price Associates (14)	1,850,300	12.56%
Wellington Management Company, LLP (15)	1,201,900	8.16%
Heartland Advisors, Inc. (16)	817,900	5.55%
Dimensional Fund Advisors LP (17)	763,441	5.18%
Barclays Global Investors, N.A. (18)	741,731	5.03%
All Directors and Executive Officers as a group (10 persons) (19)	349,588	2.33%

*	Less than one percent.
(1)	Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after March 1, 2008. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2)	The address of such person is c/o StarTek, Inc., 44 Cook Street, 4th Floor, Denver, Colorado 80206.

(3)	The address of such person is 32556 Woodside Drive, Evergreen, Colorado 80439.

(4)	The address of such person is 10 City Place, #31H, White Plains, NY 10601.

(5)	Mr. Stephenson is one of our co-founders. He served as chairman of our board of directors until his retirement on May 31, 2006. Mr. Stephenson has entered into an Investor Rights Agreement with us, which is more fully described on page 25 of this definitive proxy statement.

(6)	Mr. Jones was appointed President and Chief Executive Officer on January 5, 2007, after having served as a director since July 17, 2006. The 149,668 shares include 3,000 shares of common stock underlying vested stock options that were granted upon Mr. Jones’ appointment to the board, 106,668 shares of common stock underlying vested stock options that were granted upon Mr. Jones’ appointment as President and Chief Executive Officer, 10,000 shares purchased by Mr. Jones on the open market, 10,000 shares granted to Mr. Jones upon his appointment as President and Chief Executive Officer, pursuant to a restricted stock award, that have since vested, and 20,000 restricted shares that were granted to Mr. Jones upon his appointment as President and Chief Executive Officer. The 20,000 unvested restricted shares are subject to forfeiture and the restrictions lapse on January 5, 2011, unless the restrictions lapse earlier pursuant to certain performance requirements, as described more fully under “Employment Agreements” on page 18.

(7)	Mr. Durham is our Executive Vice President, Chief Financial Officer and Treasurer. The 15,000 shares include 5,000 shares purchased by Mr. Durham on the open market and 10,000 restricted shares that were granted to Mr. Durham upon his appointment as Executive Vice President, Chief Financial Officer and Treasurer. The restricted shares are subject to forfeiture and lapse as to 3,333 shares on September 10, 2008, 3,333 shares on September 10, 2009 and 3,334 shares on September 10, 2010.

(8)	Mr. Hayes is our Executive Vice President and Chief Operating Officer. The 50,799 shares included are shares of common stock underlying vested stock options.

(9)	Mr. Griffith is our Senior Vice President of Sales and Marketing. The 22,474 shares included are shares of common stock underlying vested stock options.

(10)	Ms. Loesch is our Senior Vice President of Business Development. The 14,584 shares included are shares of common stock underlying vested stock options.

(11)	Dr. Zschau is chairman of our board of directors. The 43,000 shares include 10,000 shares owned by the Zschau Living Trust, and 33,000 shares of common stock underlying vested stock options.

(12)	Dr. Yates is one of our directors. The 15,000 shares included are shares of common stock underlying vested stock options.

(13)	Ms. Norton is one of our directors. The 15,000 shares included are shares of common stock underlying vested stock options.

(14)	This disclosure is based on a Schedule 13G/A filed with the Securities and Exchange Commission (SEC) by T. Rowe Price on February 12, 2008. The address of this stockholder is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 920,000 shares, representing 6.2% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates, Inc. reports sole voting power with respect to 852,400 shares and sole dispositive power with respect to 1,850,300 shares.

(15)	This disclosure is based on a Schedule 13G filed with the SEC by Wellington Management Company, LLP on February 14, 2008. The address of this stockholder is 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP reports shared voting power with respect to 812,400 shares and shared dispositive power with respect to 1,201,900 shares.

(16)	This disclosure is based on a Schedule 13G filed with the SEC by Heartland Advisors, Inc. and William J. Nasgovitz, President and principal shareholder of Heartland Advisors, Inc., on February 8, 2008. The address of this stockholder is 789 North Water Street, Milwaukee, Wisconsin 53202. These securities are owned by various individual and institutional investors, including Heartland Value Fund, a series of the Heartland Group, Inc. (which owns 750,000 shares, representing 5.1% of the shares outstanding), which Heartland Advisors, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Heartland Advisors, Inc. and William J. Nasgovitz are deemed to be beneficial owners of such securities; however, each of Heartland Advisors, Inc. and Mr. Nasgovitz expressly disclaim that it is, in fact, the beneficial owner of such securities. Heartland Advisors, Inc. reports shared voting power with respect to 817,000 shares and shared dispositive power with respect to 817,900 shares.

(17)	This disclosure is based on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 6, 2008. The address of this stockholder is 1299 Ocean Avenue, Santa Monica, California 90401. For purposes of the reporting requirements of the Exchange Act, Dimensional Fund Advisors LP is deemed to be a beneficial owner of such securities; however, Dimensional Fund Advisors, LP expressly disclaims that it is, in fact, the beneficial owner of such securities. Dimensional Fund Advisors LP reports sole voting power with respect to 763,441 shares and sole dispositive power with respect to 763,441 shares.

(18)	This disclosure is based on a Schedule 13G filed with the SEC by Barclays Global Investors, N.A. on February 6, 2008. The address of this stockholder is 45 Fremont Street, 17th Floor, San Francisco, California 94105. Barclays Global Investors, N.A. reports sole voting power with respect to 634,058 shares and sole dispositive power with respect to 741,731 shares. Barclays Global Investors, Ltd. reports sole dispositive power with respect to 11,646 shares.

(19)	Includes an aggregate of 284,588 shares of common stock underlying vested stock options held by our directors and executive officers.
Except as set forth in the table presented previously, we know of no other person that beneficially owns 5% or more of our outstanding common stock.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received by us, and written representations that no additional reports were required to be filed with the SEC, we believe that Insiders have timely filed all Section 16(a) filing requirements applicable during the 2007 fiscal year.
CODE OF ETHICS
We have adopted a Corporate Code of Ethics and Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, and principal accounting officer. The Corporate Code of Ethics and Business Conduct is available on the investor relations page of our website at www.startek.com. We intend to disclose on our website any amendments to or waivers of the code applicable to our principal executive officer, principal financial officer, chief accounting officer, controller, treasurer and other persons performing similar functions within four business days following the date of such amendment or waiver.
PROPOSAL 1.
ELECTION OF DIRECTORS
Our By-laws provide that our board of directors must consist of at least one director and no more than nine. Each director serves a one year term (or until his or her successor is elected and qualified). At the Annual Meeting our stockholders will elect five directors to serve until the 2009 Annual Meeting of Stockholders or until successors are duly elected and qualified.
The board of directors, upon recommendation of the Governance and Nominating Committee, has nominated Messrs. Ed Zschau, Albert C. Yates, A. Laurence Jones and Ms. Kay Norton for re-election to serve as directors until their terms expire in 2009. The board of directors, upon recommendation of the Governance and Nominating Committee, also nominated Mr. Harvey A. Wagner to serve as a new director. The names of the nominees, their principal occupations, and years in which they became directors are set forth below. In the event any nominee declines or is unable to serve, proxies will be voted in the discretion of the proxy holders. We have no reason to anticipate that this will occur.
Biographical information regarding the board of director nominees seeking election is as follows:
Dr. Ed Zschau; age 68; Visiting Lecturer at Princeton University (a), (b), (c)
Dr. Zschau has served as one of our directors since January 1997 and was appointed Vice Chairman in December 2004. He was appointed Chairman of the board of directors in May 2006. He is Visiting Lecturer at Princeton University in the Department of Electrical Engineering and was a Professor of Management at Harvard Business School from September 1996 to August 2000. From April 1993 to July 1995, Dr. Zschau was General Manager, IBM Corporation Storage Systems Division.
Kay Norton; age 56; President of the University of Northern Colorado (a), (b), (c)
Ms. Norton was appointed as a director in September 2004. She has served as the President of the University of Northern Colorado for the past five years, after a term as Vice President for University Affairs and General Counsel. Ms. Norton was a trustee of the University from 1995 to 1998. Previously, she was Vice President of Legal and Government Affairs and General Counsel at ConAgra Red Meats Company in Greeley, Colorado.

Dr. Albert C. Yates; age 66; Business Consultant and member of Board of Directors of Centennial Bank Holdings,
Inc. (a), (b), (c)
Dr. Yates was appointed as a director in September 2004. He is currently a business consultant and serves as a member of the board of directors of Centennial Bank Holdings, Inc., based in Denver, Colorado, and Level 3 Communications. Dr. Yates was President of Colorado State University for 13 years. He served on the board of First Interstate Bank of Denver from 1990 to 1997 and was a Director of the Federal Reserve Bank of Kansas City-Denver branch for six years. Dr. Yates was also a trustee of the Berger Funds and formerly served in the Navy for two years.
A. Laurence Jones; age 55; President and Chief Executive Officer, StarTek, Inc.
Mr. Jones has served on our board of directors since July 17, 2006 and as our President and Chief Executive Officer since January 5, 2007. Mr. Jones most recently served as principal of Aegis Management, LLC, which provides management consulting services. He served as President and CEO of Activant Solutions, Inc., a software company that provides vertical ERP solutions for distribution industries, from 2004 until May 2006, when the company was sold to a private equity firm. He served as a director of Activant for six years prior to taking the President and CEO position there. From November 2002 through July 2004, Mr. Jones was Chairman and CEO of Interelate, Inc., which provided outsourced customer relationship management services. From 1999 until 2002, Mr. Jones was President and CEO of MessageMedia, a public internet company which provides e-marketing services. He has also held management and/or director positions at Exabyte Corporation, WebClients, Neodata Services, Inc., GovPX, Inc., Automatic Data Processing, and Wang Laboratories. Mr. Jones currently serves as a director of Work Options Group, a private company that provides child and elderly care benefits programs for large corporations.
Harvey A. Wagner; 67; Managing Principal of H.A. Wagner Group, LLC.
Mr. Wagner is a new director nominee. Mr. Wagner is currently Managing Principal of the H.A. Wagner Group, LLC, an investment and consulting firm based in White Plains, New York. He previously served as President and Chief Executive Officer of Quovadx, Inc., a global software and services company, from October 2004 to July 2007, and as a member of its board of directors from April 2004 to July 2007. He served as its Acting President and Chief Executive Officer from May 2004 to October 2004. Prior to joining Quovadx, Mr. Wagner served as Executive Vice President and Chief Financial Officer of Mirant Corporation, an independent energy company, from January 2003 to April 2004. A voluntary Chapter 11 bankruptcy petition was filed by Mirant in July 2003, and Mirant emerged from bankruptcy in January 2006. Before his service at Mirant, Mr. Wagner was Executive Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of Optio Software, Inc., a software provider, from February 2002 to December 2002. From May 2001 to January 2002, he performed independent consulting services for various corporations. He was Chief Financial Officer, General Manager and Chief Operating Officer for PaySys International, Inc., a provider of financial payment processing applications, from December 1999 to April 2001. He also served as Executive Vice President of Finance and Administration and Chief Financial Officer for Premiere Technologies, Inc. from April 1998 to September 1999. He is currently a director of FormFactor, Inc. and Cree, Inc.

(a)	Member of the Compensation Committee of the board of directors

(b)	Member of the Audit Committee of the board of directors

(c)	Member of the Governance and Nominating Committee of the board of directors
THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
The board of directors during 2007 was comprised of Dr. Ed Zschau, Dr. Albert C. Yates, Ms. Kay Norton, and Mr. A. Laurence Jones, the biographies for whom are set out above. Former director and CEO, Mr. Steven Butler, resigned from the board immediately before the board’s first meeting in 2007, which meeting was held on January 5, 2007. The board of directors held 14 meetings during 2007 and took three actions by unanimous written consent in lieu of a meeting. All directors attended all meetings of the board of directors and of the Committees on which they served during 2007 that occurred while they were a director, except for Dr. Yates, who was unavailable for one day on which the board, Audit Committee, Compensation Committee, and Governance and Nominating Committee each met. We do not require that our directors attend our annual meetings of stockholders; however all directors attended the 2007 Annual Meeting.
Our board of directors has determined that each of Dr. Zschau, Dr. Yates and Ms. Norton are independent directors under the regulations of the New York Stock Exchange and that Mr. Wagner would also qualify as an independent director. None of these directors or nominees has any relationship or has been party to any transactions that the board believes could impair the independent judgment of these directors or nominees in considering matters relating to us. The independent directors meet regularly without management present, and Dr. Zschau, our Chairman, presides as “lead director” at these meetings.

Our board of directors has an Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, which assists the board of directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process and our systems of internal accounting and financial controls. The Audit Committee has a charter. The charter is available on our website at www.startek.com. The Audit Committee is also responsible for the selection and retention of our independent auditors, reviewing the scope of the audit function of the independent auditors and approving non-audit services provided to us by our auditors, and reviewing audit reports rendered by our independent auditors. The members of the Audit Committee are Dr. Zschau, Dr. Yates, and Ms. Norton, each of whom is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. Our board of directors has determined that Dr. Zschau, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee met five times during 2007 and took one action by unanimous written consent in lieu of a meeting.
Our board of directors also has a Compensation Committee, for which the Board has adopted a written Compensation Committee Charter. A current copy of this charter is available on our website, www.startek.com. The Compensation Committee reviews our compensation programs and exercises authority with respect to payment of direct salaries and incentive compensation to our executive officers. In addition, the committee is responsible for oversight of the StarTek, Inc. Stock Option Plan. The members of the Compensation Committee are Dr. Zschau, Dr. Yates, and Ms. Norton, each of whom is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. The Compensation Committee met 10 times in 2007 and took two actions by unanimous written consent in lieu of a meeting. Dr. Yates is the Chairman of the Compensation Committee.
The Governance and Nominating Committee of our board of directors is responsible for the nomination of candidates for election to our board, including identification of suitable candidates, and also oversees our corporate governance principles and recommends the form and amount of compensation for directors to the board for approval. The Governance and Nominating Committee has a charter. The charter is available on our website, www.startek.com. The members of the Governance and Nominating Committee are Dr. Zschau, Dr. Yates, and Ms. Norton, each of whom is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. Ms. Norton is the Chairman of the Governance and Nominating Committee. Notwithstanding the Governance and Nominating Committee, certain of our nominees to our board of directors may be named in the future by certain of our stockholders pursuant to the terms of an Investor Rights Agreement described on page 25 under “Investor Rights Agreement.” The Governance and Nominating Committee held four meetings in 2007.
The Governance and Nominating Committee does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because our by-laws permit any stockholder to nominate director candidates, and the committee believes that it can adequately evaluate any such nominees on a case by case basis. The committee will consider director candidates proposed in accordance with the procedures set forth on page 34 under “Stockholder Proposals,” and will evaluate stockholder-recommended candidates under the same criteria as other candidates. Although the committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for Board and committee meetings. Any candidate must state in advance his or her willingness and interest in serving on our Board. In identifying prospective director candidates, the Governance and Nominating Committee seeks referrals from other members of the Board, management, shareholders and other sources. The Governance and Nominating Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Governance and Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. Mr. Wagner was referred to the Governance and Nominating Committee by our Chief Executive Officer, who learned of Mr. Wagner as a result of our Chief Executive Officer’s networking among his peers at other companies.
Copies of our key corporate governance documents, including those committee charters described previously, are available on the investor relations page of our website at www.startek.com. Any stockholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing to: Director of SEC Reporting, 44 Cook St., 4th Floor, Denver, Colorado, 80206.
EXECUTIVE OFFICERS

			Officer
Name	Age	Position	Since

A. Laurence Jones	55	President and Chief Executive Officer	2007
David G. Durham	46	Executive Vice President, Treasurer and Chief Financial Officer	2007
Patrick M. Hayes	45	Executive Vice President and Chief Operating Officer	2004
D. Michael Clayton	58	Senior Vice President, Secretary and General Counsel	2007
Michael Griffith	52	Senior Vice President of Sales and Marketing	2004
Mary Beth Loesch	47	Senior Vice President of Business Development	2007
Susan L. Morse	61	Senior Vice President of Human Resources	2007

Mr. Jones’ biography appears under the heading “Election of Directors.”
David G. Durham; age 46; Executive Vice President, Treasurer and Chief Financial Officer
Mr. Durham has served as our Executive Vice President, Treasurer and Chief Financial Officer since September 2007. Mr. Durham most recently served as chief financial officer and treasurer for CIBER, Inc., an international information technology consulting company. Mr. Durham joined CIBER in May of 1995 when the company acquired St. Louis based Spencer & Spencer Systems, Inc. where he was vice president and chief financial officer. Mr. Durham began his career in public accounting with St. Louis based Rubin Brown.
Patrick M. Hayes; age 45; Executive Vice President and Chief Operating Officer
Mr. Hayes has served as our Executive Vice President and Chief Operating Officer since May 2006. Mr. Hayes served as our Senior Vice President of Corporate Development and Strategic Planning from August 2005 to April 2006. He has been a Vice President of StarTek, Inc. since September 2004. From April 2003 to September 2004, he served as Chief Financial Officer and General Manager of COCAT, Inc., a property restoration services company. From September 1999 to January 2003, he served as Vice President of Business Operations at MessageMedia, Inc., which was purchased by Doubleclick, Inc. in 2001.
D. Michael Clayton; age 58; Senior Vice President, Secretary and General Counsel
Mr. Clayton has served as our Senior Vice President, Secretary and General Counsel since February 2007. From March 2003 to December 2006, Mr. Clayton served as International and IP Counsel for Intrado, Inc., a global provider of integrated data and telecommunications solutions. From September 2000 to December 2002, Mr. Clayton served as Vice President, General Counsel and Secretary at Alliente, Inc., a business process outsourcer which provides indirect procurement services to global clients in the telecommunications industry. From 1984 to 1999, he served as Vice President, General Counsel and Secretary at Samsonite Corporation.
Michael Griffith; age 52; Senior Vice President of Sales and Marketing
Mr. Griffith has served as our Senior Vice President of Sales and Marketing since October 2005 and has been a Vice President of StarTek, Inc. since October 2004. From 2001 to 2004, he served as Senior Vice President of Sales for CEON Corporation. He also held Vice President of Sales positions at Teletech from 1999 to 2001 and at Oracle from 1995 to 1999. Mr. Griffith is currently on the board of directors of Summit Bank and Trust.
Mary Beth Loesch; age 47; Senior Vice President of Business Development
Ms. Loesch has served as our Senior Vice President of Business Development since January 2007. From 2004 to 2006, Ms. Loesch served as Senior Vice President of Business Development at Activant Solutions, Inc., a software company that provides vertical ERP solutions for distribution industries. From 2003 to 2004, she was Senior Vice President of Mergers and Acquisitions at Interelate, Inc., which provided outsourced customer relationship management services. Ms. Loesch served as Senior Vice President of International and Corporate Development for MessageMedia from 1999 to 2002, a public internet company which provides e-marketing services. She has also served in various executive roles at KPMG Consulting, CSG Systems and US West.
Susan L. Morse; age 61; Senior Vice President of Human Resources
Ms. Morse has served as our Senior Vice President of Human Resources since February 2007. From 2005 to 2006, Ms. Morse was a Vice President of Human Resources at Carrier Access, a telecommunications equipment technology company. Ms. Morse served as Senior Vice President of Human Resources at Whitewave Foods, a subsidiary of Dean Foods, from 2002 to 2005. From 1999 to 2002, Ms. Morse was Vice President of Human Resources at MessageMedia, a public internet company which provides e-marketing services. From 1993 to 1999, she served as Division President of Human Resources at Centrobe, Inc., formerly Neodata Services, Inc. She has also held various other human resources positions at Wang Laboratories.
COMPENSATION DISCUSSION AND ANALYSIS
Objectives
Our compensation programs are intended to provide a link between the creation of shareholder value and the compensation earned by our executive officers and certain key personnel. The objectives of our compensation programs are to:
•	attract, motivate, and retain superior talent,

•	ensure that compensation is commensurate with our performance and shareholder returns and

•	ensure that our executive officers and certain key personnel have enough financial incentive to motivate them to achieve sustainable growth in shareholder value.

Business Strategy
We seek to create shareholder value by becoming a market leader in providing high-value services to clients in the communications industry. To be a leader in the market, our strategy is to:
•	grow our existing client base by deepening and broadening our relationships,

•	add new clients in the communications segment and continue to diversify our client base,

•	improve the profitability of our business through operational improvements and securing higher margin business,

•	add new services to broaden our offerings to the communications segment, and

•	make prudent acquisitions to expand our business scale and service offerings.
Elements of Executive Compensation Structure
Our compensation structure is simple, and consists of three tiers of remuneration.
•	The first tier consists of competitive base pay for executive officers, plus a competitive suite of retirement, health, and welfare benefits. Our executives enjoy the same retirement, health, and welfare package provided to all of our exempt employees, plus supplemental company-paid life insurance, long-term disability and accidental death and dismemberment insurance. We also offer a deferred compensation plan that is available to highly-compensated individuals, as defined by the Internal Revenue Code (the “Code”) that allows participants to defer compensation and receive benefits at a later date as provided in the plan. We have few participants in this plan. This tier of remuneration is designed to be sufficiently competitive, given market and economic conditions, to attract and retain high-quality executives.

•	The second tier consists of a short-term incentive bonus plan. The incentive bonus plan is linked to annual individual and company performance. Payouts under this plan vary based on individual level and performance and the extent to which the company meets its stated goals.

•	The third tier consists of long-term incentives designed to reward certain key personnel, primarily middle and senior management, for the achievement of sustainable growth in shareholder value. Stock option grants are made under the StarTek, Inc. Stock Option Plan, as amended.
Reasons for Current Incentive Plan Structure
The reason for the short-term incentive plan structure is to ensure that executives stay focused on improving operating efficiencies, despite short-term challenges such as significant growth efforts. We recognize that growth in revenue without increased operating efficiencies and income from operations is counter-productive. The short-term incentive plan is designed to keep executives focused on this reality and on improving company performance.
Long-term incentives provided to our executives consist of stock options which are designed to keep executives focused on increasing long-term shareholder value through sustainable improvements in our business, as reflected in our stock price. Pressure, real or perceived, to achieve short-term earnings goals could create a temptation to slow longer-term growth. However, it is the combination of growth and sustained improvement in profitability that is necessary for sustained improvement in our stock value. Accordingly, the long-term incentives keep executives focused on both the short and long term and could potentially be the largest source of compensation for each executive officer in the long run.
How We Determine to Pay What We Pay
Our cash compensation policy is based both on market competitive norms and performance. We determine market norms by referencing executive officer salaries and bonuses at a 15-company peer group of business processing outsourcing companies (see “Benchmarking of Compensation” on page 10), and third party compensation surveys. Base pay for executive officers is currently at or slightly below the 50th percentile of the peer group. However, our maximum bonus opportunity can be significantly above the midpoint of the market range depending on company and individual performance. The level at which company performance determines a certain executive’s bonus payout is different depending on the level of the executive; generally, the bonus criteria for the CEO and CFO are tied more closely to company performance, while the bonuses of other management personnel are based partially on company performance and partially on individual performance during the year.
Our Compensation Committee takes several factors into account in determining the level of long-term incentive opportunity to grant to executive officers. In 2007, the Compensation Committee primarily took the following factors into account:
•	each executive officer’s performance,

•	equity compensation grants made in the past,

•	value realized by executives from past grants,

•	the financial statement impact of equity compensation grants,

•	the level of grant required to keep executives focused and motivated in the coming year, and

•	competitive practices with regard to long-term incentives in that particular year.
In future years, the Compensation Committee may take other factors into account.
Our approach to allocating between long-term and short-term compensation is based on the following key assumptions:
•	Currently, the majority of an employee’s cash compensation comes in the form of base salary, which is at or slightly below the median peer group level. The cash from these base salaries can be enhanced by the payment of a bonus that is at or above market norms. This level of payment will only come, however, if we achieve improvements in revenue and profitability or earnings per share. Therefore, by linking company performance to all or some of the payment of an annual bonus, particularly for executives, we can provide a strong incentive for our executives to improve key business drivers and thus, profitability and margins.

•	We expect that in the long run, the bulk of executive officer compensation will come from stock price appreciation and other long-term incentives. Executives are allocated sufficient equity upside to ensure that they will be rewarded for sustained increases in stock value. We believe that we can drive increases in stock value through sustainable growth and improvement in profitability as well as by maintaining credibility in the marketplace. Through these means, we hope to motivate our executives to create the kind of sustained increase in share value that will reward shareholders and executives alike.
Benchmarking of Compensation and Determination of Pay
In determining compensation for executive officers in 2007, we looked at publicly traded business process outsourcing companies which have annual revenue in the range of $200 million to $500 million. We included the following companies in our benchmark analysis: APAC Customer Services, CDI, COMFORCE, Computer Task Group, ExlService Holdings, First Consulting Group, ICT Group, iGate, Intelligroup, Lionbridge Technologies, PeopleSupport, PFSweb, Rainmaker Systems, Sykes Enterprises, and Virtusa. We looked at the compensation paid to the executive officers of these companies to assess where we stand relative to market. We observed that our base pay was at or slightly below the midpoint of base pay for executive officers of these companies. We also observed that our annual incentive opportunity was around the 50th percentile of the executive officers working for companies in this group. Finally, we examined the long-term incentive opportunity for our executive officers in the form of stock options granted in 2006. Compared to the grants made for executive officers in the above referenced companies, our equity awards have been aggressive and have ensured that the executive group will share appropriately in any future value creation.
In 2007, we hired several new executives, and our new hire salaries were based on the negotiations required for these new executives to join our company. We utilized our benchmark data as a means to ensure that our pay levels were competitive. In 2007, we increased the pay of one of our executives based on performance and internal equity considerations, as well as the benchmark data. Two of our executives, Patrick Hayes and Michael Griffith, had in previous years received benefits reimbursements; in 2007 we rolled these amounts ($9,000 and $9,000, respectively) into their base pay. We utilized both our experience in recruiting executives and the 50th percentile of the benchmark data to set our ranges for our executive base pay. Since we view the benchmark companies as competitors for talent, we believe it is useful to continue to examine their pay practices from time to time. Once we establish our base pay ranges, performance and experience in the role differentiate the base pay that executives earn.
Long Term Compensation – Basis for Reward and Downside Risk
To date, the Compensation Committee has only awarded stock options under the StarTek, Inc. Stock Option Plan, as amended, but it may consider other equity-based incentives in the future. Options bear a relationship to the achievement of our long-term goals in that options increase in value as our stock increases in value. A significant portion of management’s compensation package is stock option-based; as such, management bears significant exposure to downside equity risk as the income they derive from these stock options is contingent upon our stock’s appreciation in the marketplace. Management has carefully evaluated the cost of options it grants to its executive officers. It will continue to evaluate the cost of options and other forms of equity compensation vehicles against the benefit those vehicles are likely to yield in building sustainable share value.
In 2007, we granted restricted stock as an inducement to recruit A. Laurence Jones and David G. Durham. We believe that this was an appropriate use of equity, as it aligned this component of their executive compensation with the interests of our stockholders.
Equity Grants and Market Timing
We have not granted options in coordination with the release of material, non-public information, and our option grant practices are separate from discussions regarding the release of such information. The Compensation Committee makes the decision to grant options when new hire offers occur, when the annual grant period occurs, and when the Compensation Committee determines that additional stock option opportunities are necessary to retain key talent. The Compensation Committee has approved guideline ranges for new hire annual grants by level of position to ensure our ability to attract and retain key employees. Option grants are made on the date the Compensation Committee approves the grants and are not matched to other specific company events or, in the case of a new hire not yet started, the actual start date.

Except as stated below, we have no program, plan, or practice of awarding options and setting the exercise price based on any price other than the fair market value of our stock on the grant date. The StarTek, Inc. Stock Option Plan, as amended, defines “fair market value” as the closing price of one share of our common stock on the trading day as of which such fair market value is determined (i.e., the grant date).
On January 5, 2007, upon his appointment as President and Chief Executive Officer, Mr. Jones received 30,000 shares of restricted stock which will vest based on the passage of time and achievement of certain performance requirements, as described more fully under “Employment Agreements” on page 17. Mr. Jones’ Employment Agreement executed upon his appointment also provided that he would be granted 400,000 stock options within 60 days of the execution of the Employment Agreement. These options were granted once the insider trading window opened on January 24, 2007.
On September 10, 2007, upon his appointment as Executive Vice President and Chief Financial Officer, Mr. Durham received 10,000 shares of restricted stock which will vest based on the passage of time and achievement of certain performance requirements, as described more fully under “Employment Agreements” on page 17. Also upon his appointment on September 10, 2007, Mr. Durham was granted 165,000 stock options with an exercise price equal to the fair market value of our common stock on the date of his appointment.
Specific Forms of Compensation and the Role of Compensation Committee Discretion
The Compensation Committee retains the authority to review executive officer base compensation and approve increases based on general performance and market norms. The Compensation Committee also retains the authority to make long-term incentive grants (historically, stock options) based on several factors discussed in this Compensation Discussion and Analysis. The Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants without predetermined performance goals.
In addition, the Board approves the executive incentive bonus plan and related corporate financial targets annually based upon the Compensation Committee’s recommendation. The plan provides that the plan can be changed, suspended or eliminated, in whole or in part, at any time, with or without notice to participants in the incentive bonus plan.
Payments made under the annual executive bonus plan are subject to both individual and company-wide objectives, except for the CEO and CFO whose plans are based on company-wide objectives only. The extent to which individual objectives weigh on an individual’s bonus payment is different depending on the level of the individual in the organization. Specifically, lower level executives’ bonus payouts are weighted more heavily towards individual and business unit goals and higher ranking executives’ bonuses are weighted more heavily towards company-wide financial metrics.
The 2007 bonus payouts were based on two factors: corporate financial targets and individual goals. Corporate financial targets were established for revenue and earnings per share (CEO and CFO targets) and revenue and operating income for all other executives and managers eligible to participate in the 2007 Incentive Bonus Plan. The minimum target for bonus payment was set at an 80% level of achievement. Below an 80% level of attainment, the payout would be zero. Otherwise, the bonus payout related to corporate financial targets would have ranged from 50% to 150% of a participant’s base salary as the percentage of achievement of each target ranged from 80% to 125%+ of corporate financial targets. The individual portion of the bonus was paid out based on individual attainment of individual goals. These goals were specific to the executive’s role and included such milestones as bookings goals or site operational performance goals. The individual opportunity portion for executives ranged from 0% to 25% of total bonus opportunity.
In 2007, the threshold level of corporate financial performance was not achieved, so no bonuses based on corporate financial targets were paid out. We view the financial targets to be confidential information, which, if disclosed, would result in competitive harm to the company, and immaterial to investors understanding of the compensation paid in 2007, because the targets were not achieved. Our targets were set aggressively as evidenced by our inability to attain them.
How Individual Forms of Compensation are Structured and Implemented to Reflect the Named Executive Officer’s Individual Performance and Contribution
We are engaged in a focused strategic effort to increase revenue, profitability and operating efficiencies. The executive officers work as a team to accomplish this. Their base pay and annual bonus opportunity reflect their relative contributions to the company and market practices. Their respective long-tem incentive opportunities also reflect their individual contributions to the company and market practices. The extent to which individual bonuses are paid depends on (1) whether the executive officers as a team achieve sufficient revenue and profitability objectives and (2) the executive officer’s individual performance and attainment of specific bonus goals. The extent to which the long-term incentive is realized depends on the executive team’s ability to improve our stock price.

Policy Regarding Adjustment of Awards if Relevant Performance Measures Are Restated or Adjusted
We reserve the right to seek disgorgement from an executive officer should a restatement occur that would have materially affected the amount of a previously paid award. In 2007, no discretion was exercised to award compensation absent attainment of relevant performance goals.
Factors Considered in Decisions to Increase or Decrease Compensation Materially
When the compensation of a high performing executive is significantly low in comparison to what is being paid for similar responsibilities in comparable companies and/or to peers within the company, we may consider making a material increase in that executive’s compensation to bring it into line with the marketplace and/or to peers within the company. The principal factors that would be considered in decisions to decrease compensation materially would be a clear, sustained market trend and financial problems experienced by the company. Mr. Jones’ employment agreement specifies that his base salary may only be reduced if such reduction is part of a general pro-rata reduction in the base salaries of all executives implemented as a result of financial problems experienced by the company, but must be returned to its unreduced level upon cessation of such financial problems.
Impact of Previously Earned Compensation on Other Compensation
We maintain no supplemental pension plans or other programs where gains from prior compensation could influence amounts earned currently.
The Basis for a Change of Control Triggering Payment
During 2007, there were no payments made related to a change of control. Certain of our executives have change in control agreements with us. These agreements are more fully described in the section of this definitive proxy statement entitled “Employment Agreements” on page 17.
Severance Arrangements
We have entered into key employee agreements with the Chief Executive Officer and each of the other named executive officers, the terms of which are described below under “Employment Agreements.” The Compensation Committee believes that it is in the best interests of our company and our shareholders to design compensation programs that assist our company in attracting and retaining qualified executive officers, assure that our company will have the continued dedication of our executive officers in the event of a pending, threatened or actual change of control, provide certainty about the consequences of terminating certain executive officers’ employment, protect our company by obtaining non-compete covenants from certain executive officers that continue after their termination of employment not involving a change of control and to obtain a release of any claims from those former executive officers. Accordingly, the agreements generally provide for certain benefits if the executive officer’s employment or executive officer’s service is terminated involuntarily by our company without cause, or in the case of the Chief Executive Officer resigns for good reason. The current form of key employee agreement was approved by the Compensation Committee in July 2007, and amended in February 2008 (see Exhibits 10.10 and 10.11 in the Annual Report on Form 10-K for the fiscal year ending December 31, 2007 that we filed with the SEC on February 29, 2008 — the “2007 Form 10-K”), after reviewing the key employee agreements previously in effect and current market practices related to severance arrangements and benefit levels related thereto.
Impact of Accounting and Tax Treatment on Various Forms of Compensation
We take into account the impact of accounting and tax treatment on each particular form of compensation. Our incentive payments are designed so that they are deductible under Section 162(m) of the Internal Revenue Code. Where possible we seek to administer our programs, other than our deferred compensation plan, in such a manner that they do not constitute deferred compensation under Code Section 409A. We have no established policy related to tax gross ups in the event there is a change of control and excise taxes are due pursuant to Section 280G and related sections of the Code. We closely monitor the accounting treatment of our equity compensation plans, and in making future grants, we will always take the accounting treatment into account.

Ownership Requirements and Policies Regarding Hedging Risk in Company’s Equity Securities
We currently have no security ownership requirements in place for outside directors.
We have no security ownership requirements for executives, except for A. Laurence Jones and David G. Durham, and no policies regarding hedging economic risk and ownership. Under Mr. Jones’ employment agreement, Mr. Jones may be terminated for cause if he fails to own, on or after January 5, 2009, at least 30,000 shares of our common stock or shares of our common stock having a market value of at least $300,000. Under Mr. Durham’s employment agreement, Mr. Durham may be terminated for cause if he fails to own, on or after March 10, 2008, at least 5,000 shares of our common stock.
We plan to institute stock ownership guidelines for outside directors and executives if the shareholders approve the company’s ability to make full-value grants under the new equity plan proposed in Proposal 4.
The Role of Executive Officers in Determining Compensation
In 2007, our Compensation Committee engaged Frederic W. Cook., Inc. to perform a review of the company’s executive compensation program focusing on the program’s effectiveness in supporting the company’s business strategy; its relative reasonableness compared to competitive practice for companies in related businesses of similar size and market value; and the changing business and regulatory environment, including new executive compensation disclosure rules effective for fiscal year 2007, institutional investor initiatives, corporate governance considerations, etc. The review included salaries, annual performance bonuses, long-tern incentives and other program features. In 2008, our Chief Executive Officer and Senior Vice President of Human Resources supplied the committee with performance evaluations of the Executive’s 2007 performance attainment on performance objectives and compliance with the StarTek principles. Our Chief Executive Officer and Senior Vice President of Human Resources also proposed executive officer base pay increases for 2008 as well as 2008 short term incentives. The committee then considered the market data and management’s suggestions in determining 2008 base pay and 2008 short term incentives.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.
Based on the review and discussions referred to above, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s 2008 Notice of Annual Meeting and Proxy Statement.
By the Compensation Committee:
Dr. Albert C. Yates, Chairman
Dr. Ed Zschau
Ms. P. Kay Norton

COMPENSATION OF EXECUTIVE OFFICERS
The following table sets forth certain information concerning the compensation of the individuals who served as Chief Executive Officer and Chief Financial Officer in 2007 and the next three executive officers who, in addition to the Chief Executive and Chief Financial Officers, received the highest compensation among all executive officers in 2007 (referred to as the “named executive officers”):
SUMMARY COMPENSATION TABLE

						Stock	Option		All Other
		Salary		Bonus (a)		Awards	Awards		Compensation
Name and Principal Position	Year	($)		($)		($) (b)	($) (b)		($)		Total ($)

A. Laurence Jones	2007	443,365		225,000	(k)	197,100	336,726		21,311	(c)(e)	1,223,502
President, CEO and Director	2006	22,750	(d)	—		—	10,388	(d)	255	(d)	33,393

Steven D. Butler	2007	178,094	(f)	—		—	—	(f)	365,942	(f)	544,036
Former President, CEO and Director	2006	469,688		—		—	112,821		51,200	(c)(f)	633,709

David G. Durham	2007	99,485		128,000	(j)	9,761	46,682		184	(c)	284,112
Executive VP, CFO and Treasurer

Patrick M. Hayes	2007	281,417		30,658		—	80,315		5,505	(c)	397,895
Executive VP and COO	2006	243,101		—		—	36,812		6,106	(c)(g)	286,019

Michael Griffith	2007	484,996	(h)	—		—	25,976		8,987	(c)	519,959
Senior VP, Sales and Marketing	2006	449,123	(h)	—		—	14,680		2,228	(c)	466,031

Mary Beth Loesch	2007	199,564		16,773		—	46,682		928	(c)	263,947
Senior VP, Business Development

(a)	None of the named executive officers earned bonuses for 2006.

(b)	The amounts shown in these columns reflect the total estimated compensation expense for financial reporting purposes under FAS 123(R), excluding forfeitures for service-based vesting, related to stock awards and options granted to each named executive officer during 2007 and 2006, respectively. This does not reflect amounts paid to or realized by the named executive officers. The amounts include the cost not only of stock awards and option awards made in 2007 and 2006, respectively but also certain awards made in prior years for which we incurred cost in 2007 and 2006. The assumptions used when calculating this cost are set forth in Note 9, “Share-Based Compensation” to our Consolidated Financial Statements, included in Item 15, “Exhibits and Financial Statement Schedules” of our Annual Report on Form 10-K.

(c)	Our executive officers are covered under a group term life and disability insurance policy for which the company pays a portion of the premium. The taxable benefit related to this plan received by our named executive officers in 2007 was as follows: $926 for Mr. Jones, $184 for Mr. Durham, $630 for Mr. Hayes, $966 for Mr. Griffith and $578 for Ms. Loesch. During 2006, the taxable benefit related to this plan received by our named executive officers was as follows: $656 for Mr. Butler, $429 for Mr. Hayes and $1,006 for Mr. Griffith.

(d)	On January 5, 2007, Mr. Jones was appointed as our President and Chief Executive Officer. Mr. Jones has served on our board of directors since July 17, 2006. The compensation amounts shown for 2006 relate to his service as a director.

(e)	Included in “All Other Compensation” is an allowance to Mr. Jones for health insurance expenses and car expenses of $6,485 and $13,200, respectively, during 2007.

(f)	Mr. Butler’s employment with the company terminated in January 2007. Under the terms of Mr. Butler’s Separation Agreement, Mr. Butler was paid a lump sum payment of salary (less applicable withholding) and vacation pay as if he had been employed through April 4, 2007 totaling $178,094. In addition, he was entitled to receive $472,500 in severance pay, which commenced on July 23, 2007 and was to be paid in equal installments of $26,250 per pay period according to StarTek’s regular payroll schedule through April 8, 2008. Mr. Butler received $315,000 in severance pay during 2007. In January 2008, the remaining severance payments were accelerated and paid in one lump sum according to the amended separation agreement. In 2007, Mr. Butler also received reimbursement related to health insurance premiums of $12,144 and reimbursement related to life and disability insurance premiums of $37,776. During 2007, 350,000 stock options expired, and as of December 31, 2007, Mr. Butler did not have any options outstanding. During 2006, we reimbursed Mr. Butler for $46,446 related to reimbursement of insurance premiums.

(g)	During 2006, we reimbursed Mr. Hayes $1,082 related to insurance premiums.

(h)	Mr. Griffith’s salary during 2007 and 2006 includes commissions of $297,538 and $274,123, respectively. Mr. Griffith’s commissions are based on actual billed monthly revenue for clients he sold services to. In the first year after contract closure, his commission can range from 0.12% to 1.75% of billed monthly revenue, depending on quality of the contract and nature of the customer. In the second year after contract closure, Mr. Griffith’s commission rates are approximately one-half of the first year commission rates and are subject to a maximum of 0.40% of the billed monthly revenue.

(i)	Included in “All Other Compensation” was employer contributions related to our 401(k) Plan of $788, $4,875 and $8,021 to Mr. Butler, Mr. Hayes and Mr. Griffith, respectively, during 2007.

(j)	Mr. Durham received $64,000 as a signing bonus as an inducement to join StarTek, and another $64,000 was guaranteed by his employment contract as the minimum bonus he would receive under the 2007 Incentive Bonus Plan.

(k)	Mr. Jones received a bonus of $225,000 in 2007, which was guaranteed in his employment contract as the minimum bonus he would receive under the 2007 Incentive Bonus Plan.
GRANTS OF PLAN-BASED AWARDS IN 2007
The following table includes plan-based awards made to named executive officers in 2007. During 2007, we granted short-term incentive plan awards, stock option awards and restricted stock awards.

								All Other		All Other
								Stock		Option		Aggregate
			Estimated Potential Payouts					Awards:		Awards:	Exercise or	Grant Date
			Under Non-Equity Incentive Plan					Number of		Number of	Base Price of	Fair Value of
			Awards (a)					Shares of		Securities	Option	Stock and
	Grant	Approval	Threshold	Target		Maximum		Restricted		Underlying	Awards	Option
Name	Date	Date	($)	($)		($)		Stock (#)		Options (#)	($/Share)	Awards ($)
A. Laurence Jones	1/5/2007	1/5/2007						30,000	(b)	—	—	394,200
	1/24/2007	1/5/2007						—		400,000	9.60	1,756,829
			225,000	450,000		562,500	(e)

David G. Durham	9/10/2007	8/22/2007						10,000	(d)	—	—	100,400
	9/10/2007	8/22/2007						—		165,000	10.04	640,212
				64,000	(c)

Patrick M. Hayes	5/11/2007	5/11/2007						—		50,000	9.71	134,328
	11/9/2007	11/9/2007						—		75,000	8.97	178,993
			52,258	139,354		165,483

Michael Griffith	5/11/2007	5/11/2007						—		15,000	9.71	40,298
			23,591	102,461		90,538

Mary Beth Loesch	2/16/2007	2/19/2007						—		50,000	10.85	151,656
	5/11/2007	5/11/2007						—		50,000	9.71	134,328
			28,591	76,242		114,104

(a)	Non-equity incentive plan refers to our executive incentive bonus plan, which is paid based on specified individual and company-wide financial goals, as described more fully on page 9.

(b)	Mr. Jones was granted 30,000 restricted shares pursuant to his appointment as President and Chief Executive Officer. The shares vest as follows: 10,000 shares on January 5, 2008 and 20,000 shares on January 5, 2011. The second tranche of 20,000 shares may vest on an accelerated schedule of 10,000 upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of specified criteria for the 2008 fiscal year and 10,000 shares upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of specified criteria for the 2009 fiscal year.

(c)	Pursuant to Mr. Durham’s employment agreement, he was eligible to participate in the executive incentive bonus plan with a bonus potential of 60% of base salary based on 100% attainment of company goals, which was to be prorated based on the number of full months of service. The incentive bonus was subject to a guaranteed minimum of $64,000.

(d)	Mr. Durham was granted 10,000 restricted shares upon appointment as our Executive Vice President, Chief Financial Officer and Treasurer. The shares vest as follows: 3,333 shares on September 10, 2008, 3,333 shares on September 10, 2009 and 3,334 shares on September 10, 2010.

(e)	Pursuant to his employment agreement, Mr. Jones was guaranteed a minimum of $225,000 under the 2007 Incentive Bonus Plan.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END
The following table identifies the exercisable and unexercisable option awards and unvested stock awards for each of the named executive officers as of December 31, 2007. All stock options were granted ten years prior to the expiration date listed in the table.

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market
	Securities	Securities			Shares of	Value of
	Underlying	Underlying			Restricted	Shares of
	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)
A. Laurence Jones	—	400,000	9.60	1/24/2017	—	—	(g)
	3,000	—	12.45	7/17/2016	—	—	(b)
	—	—	—		30,000	394,200	(e)

David G. Durham	—	165,000	10.04	9/10/2017	—	—	(a)
	—	—	—		10,000	100,400	(f)

Patrick M. Hayes	—	75,000	8.97	11/9/2017	—	—	(a)
	—	50,000	9.71	5/11/2017	—	—	(a)
	6,833	13,667	11.09	8/14/2016	—	—	(a)
	9,374	15,626	13.58	6/12/2016	—	—	(a)
	8,000	12,000	13.50	8/24/2015	—	—	(d)
	7,800	11,700	16.52	7/29/2015	—	—	(d)
	15,000	—	29.14	12/15/2014	—	—	(c)

Michael Griffith	—	15,000	9.71	5/11/2017	—	—	(a)
	5,624	9,376	13.58	6/12/2016	—	—	(a)
	5,600	8,400	16.52	7/29/2015	—	—	(d)
	10,000	—	26.50	2/16/2015	—	—	(c)

Mary Beth Loesch	—	50,000	9.71	5/11/2017	—	—	(a)
	—	50,000	10.85	2/16/2017	—	—	(a)

(a)	Options vest as to 25% of the option shares on the first anniversary of the date of grant and 2.0833% of the shares each month thereafter for 36 months.

(b)	On January 5, 2007, Mr. Jones was appointed as our President and Chief Executive Officer. Mr. Jones has served on our board of directors since July 17, 2006. Upon election to the board of directors, Mr. Jones received the option to acquire 3,000 shares of common stock under the Directors’ Option Plan which vested immediately upon grant.

(c)	Prior to our adoption of FAS No. 123(R), we accelerated 143,860 employee stock options, all with exercise prices of $21.80 or above, such that they immediately vested as of December 30, 2005. The purpose of this action was to eliminate future compensation expense that we would otherwise have recognized upon implementation of FAS No. 123(R). Because, prior to the acceleration, the options had intrinsic values that were more than the intrinsic value of the options after acceleration, no compensation expense related to the acceleration was recognized in our Consolidated Statements of Operations for the year ended December 31, 2005. All terms of options with an exercise price of less than $21.80 remained unchanged.

(d)	Options vest as to 20% of the option shares on the each anniversary of the date of grant through and including the fifth anniversary of the date of grant.

(e)	The 30,000 shares of restricted stock granted to Mr. Jones upon appointment as our President and Chief Executive Officer vest as follows: 10,000 shares on January 5, 2008 and 20,000 shares on January 5, 2011. The second tranche of 20,000 shares may vest on an accelerated schedule of 10,000 upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of specified criteria for the 2008 fiscal year and 10,000 shares upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of specified criteria for the 2009 fiscal year.

(f)	The 10,000 shares of restricted stock granted to Mr. Durham upon appointment as our Executive Vice President, Chief Financial Officer and Treasurer vest as follows: 3,333 shares on September 10, 2008, 3,333 shares on September 10, 2009 and 3,334 shares on September 10, 2010.

(g)	Options vest as to 20% on the first anniversary of the date of grant and 1.667% each month thereafter.

2007 OPTION EXERCISES AND STOCK VESTED
None of our named executive officers exercised stock options or vested in any shares of restricted stock during 2007.
NONQUALIFIED DEFERRED COMPENSATION IN 2007
Our deferred compensation plan is available to company officers, senior management and others as designated by the Compensation Committee. Participants in the plan may elect to defer a percentage of their annual base salary, commissions or their incentive compensation. Plan contributions are subject to the following minimums and maximums:

	Minimum	Maximum
	annual	annual
	contribution	contribution
Base salary	$2,500	50%
Bonus	$2,500	100%
Commissions	$2,500	100%
Contributions to the plan may be determined on an annual basis and are irrevocable during the plan year. Participants in the plan may choose from a variety of mutual fund investments and participant accounts will be credited with a rate to return indexed to the funds selected by the participant. These investment elections can be changed at any time during the year. The entire account is 100% vested to the participant.
Participant accounts will be distributed, either in a lump sum or in annual installments over five, ten or fifteen years, at the discretion of the participant, upon either termination of employment, retirement or early retirement, disability, or death of the participant. Retirement is defined under the plan as termination after age 65. In certain cases where the participant has elected in-service distributions at the time of the deferral, distributions will be paid in a lump sum without penalty provided that the schedule date of distribution is at least five years in the future. Loans are not available under the plan.
Should an event occur that triggers a change in control of StarTek, Inc., the plan provides that participant accounts are only available for benefit payments or for our creditors in the event of insolvency.
The following table provides information about the named executive officers who participated in our deferred compensation plan during 2007. Contribution amounts shown in this table are included in the named executive officers’ base salary in the Summary Compensation Table. Aggregate earnings related to the named executive officers’ deferred compensation account have been included in “All Other Compensation” in the Summary Compensation Table.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions in	Earnings in	Withdrawls/	Balance at
Name	in last FY ($)	last FY ($)	Last FY ($)	Distributions ($)	Last FYE ($)
Patrick M. Hayes	0	0	1,355	0	26,080	(a)
Michael Griffith	0	0	432	0	4,200

(a)	Of this amount, $2,868 was included in the Summary Compensation Table as “All Other Compensation” in 2006.
During 2007, Mr. Hayes and Mr. Griffith earned rates of return of 5.48% and 11.45%, respectively, on their deferred compensation accounts, based on their participant-directed investment allocations.

EMPLOYMENT AGREEMENTS
A. Laurence Jones
On January 5, 2007, StarTek and Mr. Jones entered into an Employment Agreement in connection with the appointment of Mr. Jones as President and Chief Executive Officer of StarTek. The Employment Agreement provides for an annual base salary of $450,000, subject to review at least once per year by the Compensation Committee based on performance and a comparison to market conditions. Mr. Jones’ base salary can only be reduced in connection with a general, pro-rata reduction in base salaries of all executive officers as a result of financial problems experienced by StarTek and his salary must be returned to the unreduced level upon conclusion of any such financial problems. Mr. Jones will be eligible for an annual incentive bonus for each fiscal year of up to 125% of his then current annual base salary, subject to achievement of performance criteria and satisfaction of terms established by the Compensation Committee after consultation with Mr. Jones. Mr. Jones’ annual incentive bonus payout amount for 2007 will be determined based on performance against pre-determined targets for revenue and earnings per share, each of these criteria being weighted equally. Mr. Jones’ bonus payout will equal 50% of his annual base salary unless the percentage of achievement for each of these criteria exceeds 80%. The Compensation Committee approved a maximum bonus payout for 2007 of 150% rather than 125%. Therefore, his bonus payout for 2007 will range from 50% to 150% of his annual base salary, as the percentage achievement of each target ranges from 80% to 125%. For example, achievement of 100% of each target would result in Mr. Jones’ bonus payout being equal to 100% of his annual base salary.
The Employment Agreement also provides for the grant of an option to purchase 400,000 shares of StarTek common stock and the grant of 30,000 shares of restricted stock. The options were granted on January 24, 2007, with an exercise price of $9.60 (equal to the closing price of StarTek common stock on that date). The option vested as to 20% of the shares on January 5, 2008, and vests as to 1.667% of the option shares on the 5th day of each month thereafter. The option expires ten years after the date of grant; however, if Mr. Jones’ employment with StarTek terminates earlier, all unvested options will be forfeited and he will have (a) three months to exercise any vested options in the event of termination of his employment by StarTek for cause, (b) eighteen months to exercise any vested options in the event of termination of his employment by StarTek without cause or termination by Mr. Jones for good reason and (c) six months to exercise any vested options in the event of any other termination of his employment. The restrictions on the shares of restricted stock lapsed as to 10,000 shares on January 5, 2008, and lapse as to 20,000 shares on January 5, 2011; provided that the restrictions on the 20,000 share tranche may lapse earlier as to 10,000 of such shares upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of the specified performance criteria for the 2008 fiscal year and as to 10,000 of such shares upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of the specified performance criteria for the 2009 fiscal year. Mr. Jones will also receive a car allowance of $1,200 per month. Mr. Jones’ employment with StarTek can be terminated at any time for any reason by StarTek or Mr. Jones. However, if Mr. Jones’ employment is terminated without cause, or if Mr. Jones resigns with good reason, he will be entitled to receive a lump sum payment equal to 150% of his then current annual base salary plus a bonus equal to 150% of his then current annual base salary, and he will receive continued health care benefits for 18 months. StarTek is only required to make such payments if Mr. Jones is in material compliance with the Employment Agreement, he resigns from all positions with StarTek, he completes any transition duties and he signs a release of claims in favor of StarTek. “Cause” and “good reason” are defined in the Employment Agreement. Among other things, StarTek can terminate Mr. Jones for cause if he fails to own, on or after January 5, 2009, at least 30,000 shares of StarTek common stock or shares of StarTek common stock having a market value of at least $300,000.
The Employment Agreement also provides for non-disclosure by Mr. Jones of StarTek’s confidential or proprietary information, and includes covenants by Mr. Jones not to compete with StarTek or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to (i) 18 months, if Mr. Jones is entitled to the severance payments described above or (ii) 12 months for any other termination of employment. Mr. Jones also assigned to StarTek any rights he may have to intellectual property conceived in the scope of his employment.
Steven D. Butler
On January 17, 2007, we entered into a Separation Agreement with Steven D. Butler pursuant to his previously announced termination of employment on January 5, 2007. His employment with StarTek ended effective January 17, 2007 (the “Butler Termination Date”). Under the terms of the Separation Agreement (see Exhibit 10.15 in the 2007 Form 10-K), Mr. Butler was paid a lump sum payment of salary (less applicable withholding) and vacation pay as if he had been employed through April 4, 2007, and was entitled to receive $472,500 in severance pay, payable in equal monthly installments commencing on our first regular payday that was no less than six months after the Butler Termination Date and continuing according to our regular payroll schedule through April 8, 2008. Mr. Butler was also reimbursed for certain insurance premiums that he paid in April 2007 for coverage through April 2008.
The Separation Agreement also stipulates that options granted to Mr. Butler during his tenure with StarTek will vest in accordance with the terms and provisions of each option agreement that existed on the Butler Termination Date as if Mr. Butler’s employment with StarTek had terminated on April 4, 2007, and all of such vested options will be exercisable through December 31, 2007. As of the Butler Termination Date, options to purchase an aggregate 120,000 shares had vested, none of which were exercised on or before December 31, 2007.
On December 13, 2007, the Separation Agreement with Mr. Butler was amended to provide that the final three monthly installments of severance pay, originally scheduled to be paid in January, February, and March of 2008, would be made in a single lump sum on January 17, 2008. (See Exhibit 10.16 to the 2007 Form 10-K.)

David G. Durham
On August 22, 2007, StarTek and Mr. Durham entered into an Employment Agreement in connection with the appointment of Mr. Durham as Executive Vice President, Chief Financial Officer, and Treasurer of StarTek. The agreement provides for an annual salary of $320,000, subject to periodic review and adjustment by the company. Mr. Durham was also paid a one-time, lump-sum signing bonus of $64,000. Mr. Durham will also be eligible to participate in the Company’s annual Incentive Bonus Plan with a bonus potential of 60% of his then current annual base salary at 100% target attainment. For 2007, all of Mr. Durham’s bonus will be based on Company revenue and earnings per share goals, will be prorated based on the number of full months of service he renders to the Company during 2007, and will be subject to a guaranteed minimum of $64,000. A copy of the 2007 Incentive Bonus Plan was filed as an exhibit to the Quarterly Report on Form 10-Q filed by the Company with the SEC on August 8, 2007.
The Employment Agreement also provides for the grant of an option to purchase 165,000 shares of StarTek common stock, and the grant of 10,000 shares of restricted stock, each on the date that Mr. Durham commenced employment with the Company, with an exercise price for the option equal to the closing price of StarTek common stock on such date of grant. The option will vest as to 25% of the shares after one year with ratable monthly vesting thereafter, subject to accelerated vesting upon a change of control. The option was granted pursuant to the terms of the StarTek, Inc. Stock Option Plan, as amended, which was filed as an exhibit to Schedule 14A filed with the SEC on March 27, 2007.
The restrictions on the shares of restricted stock lapse as to 3,333 shares on September 10, 2008, as to 3,333 shares on September 10, 2009, and as to 3,334 shares on September 10, 2010.
Mr. Durham’s employment with StarTek can be terminated at any time for any reason by StarTek or Mr. Durham. However, if Mr. Durham’s employment is terminated without cause, or if Mr. Durham resigns with good reason, he will be entitled to receive a lump sum payment equal to twelve months of his then current annual base salary plus a bonus payment equal to 60% of his then current annual base salary, and if Mr. Durham timely elects continuation of health insurance pursuant to COBRA, the Company will reimburse Mr. Durham for a portion of the cost of his COBRA premiums that is equal to the Company’s monthly contribution toward his health benefit premiums as of the date of termination. “Cause” and “good reason” are defined in the Employment Agreement. Among other things, StarTek can terminate Mr. Durham for cause if he fails to own, on or after March 10, 2008, at least 5,000 shares of StarTek common stock.
The agreement also provides for non-disclosure by Mr. Durham of StarTek’s confidential or proprietary information, and includes covenants by Mr. Durham not to compete with StarTek or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to 12 months. Mr. Durham also assigned to the Company any rights he may have to intellectual property conceived in the scope of his employment.
Executive Officer Employment Contracts
During 2007, the Compensation Committee approved new employment contracts with its executive officers, other than the Chief Executive Officer and the Chief Financial Officer, using a form of employment contract which was previously approved by the Compensation Committee. This form of agreement was used for Mr. Durham, as described in more detail above.
The principal terms and conditions of the contracts include: (a) that employment is at-will, (b) full-time service is to be rendered exclusively to the Company, (c) customary employee benefits, expense reimbursement, and paid time off, (d) obligation to comply with the Company’s policies and procedures, (e) payment of base salary, bonus, and (if applicable) other incentive compensation, (f) that stock options, if granted, shall be subject to terms of the Company’s stock option plan and any notice or agreements approved by the Company’s board of directors, (g) execution of the Company’s Proprietary Information and Inventions Agreement whereby the Company’s information must be kept confidential and certain intellectual property rights conveyed to the Company, (h) during and for a period of time following employment a duty not to compete with the Company nor to solicit its employees, (i) termination provisions, including Company-paid severance in the event employment is terminated by the Company without “Cause” as that term is defined in the contract, (j) only in the case of an executive vice president, such as the Chief Operating Officer or Chief Financial Officer, Company-paid severance also in the event employment is terminated by the executive for “Good Reason” as that term is defined in the contract, and (k) other provisions customary for an employment contract.

Each of the executive officers, other than the Chief Executive Officer, has signed the general form of employment agreement. Material differences among those agreements, such as salary, bonus, and severance, are described below:

Name	Base Salary(1)	Bonus(2)		Severance(3)
David Durham(4)	$320,000	60	%(5)	12 months
Patrick Hayes	$320,000	50%		12 months
Michael Clayton	$200,000	40%		9 months
Susan Morse	$220,000	40%		9 months
Mary Beth Loesch	$215,000	40%		9 months
Michael Griffith(6)	$194,000	25%		9 months
Notes:
(1)     Base salary is stated on a per annum basis.
(2)     “Bonus” denotes potential bonus amount, expressed as a percent of base salary, in the event of 100% target attainment. Actual amount of bonus, if any, may be more or less than this amount depending on actual performance. See the 2007 Incentive Bonus Plan attached as Exhibit 10.114 to Quarterly Report on Form 10-Q filed with the SEC on August 8, 2007.
(3)     “Severance” denotes the amount of severance payment expressed as months of base salary and months used to calculate the prorated bonus, as well as the period of time following termination of employment in which the non-competition and non-solicitation covenants remain in effect. In addition, for up to the same number of months, the Company will continue to pay a portion of the executive’s monthly health insurance premiums under COBRA equal to the Company’s monthly contribution towards the executive’s health insurance prior to termination of employment.
(4)     Mr. Durham’s employment contract also provided for grants of restricted stock and stock options pursuant to separate agreements. As with grants of stock options to the other executive officers named above, the grant to Mr. Durham was made pursuant to the terms of the StarTek, Inc. Stock Option Plan, as amended, using the form of agreement approved by the Compensation Committee to be used for such grants. Other than the Chief Executive Officer and Mr. Durham, none of the executive officers have received grants of restricted stock.
(5)     Mr. Durham’s employment contract also included a one-time, lump-sum signing bonus of $64,000 and further provided that for 2007, all of Mr. Durham’s bonus will be based on Company revenue and earnings per share goals, will be prorated based on the number of full months of service he renders to the Company during 2007, and be subject to a guaranteed minimum of $64,000.
(6)     Mr. Griffith’s incentive compensation includes: (i) 25% of base salary if the Company achieves 100% of its 2007 corporate business targets for operating income and revenue growth, (ii) 30% of base salary for achieving 2007 bookings target for new business and (iii) sales commission pursuant to the terms of the 2007 Sales Commission Plan. See the description of Mr. Griffith’s other incentive compensation in Current Report on Form 8-K filed with the SEC on May 17, 2007, and the 2007 Sales Commission Plan attached as Exhibit 10.113 to Quarterly Report on Form 10-Q filed with the SEC on August 8, 2007.
Prior to the current form of employment agreements being signed, these executive officers had employment contracts that differed from the general form of agreement. As compared to those prior agreements, the current form of agreement made severance provisions more uniform and added obligations for the executive officer not to compete with the Company following termination of employment.
A. Emmet Stephenson, Jr.
In 2006, we entered into a verbal agreement with A. Emmet Stephenson, Jr. under which Mr. Stephenson is an employee of our Domain.com subsidiary. Mr. Stephenson is paid $50,000 per year for managing our Domain.com subsidiary.

Potential Payments Upon Termination or Change in Control
A summary of the potential payments that each of our named executive officers would have received upon involuntary termination for other than “cause” (as described in each respective named executive officer’s employment agreement summary, above) and upon a termination related to change in control, assuming that each triggering event occurred on December 31, 2007, follows:

	Involuntary termination for other than “cause,”
	whether or not related to a change in control				Change in Control
					Acceleration of
			Perquisites		Equity Awards
	Severance ($)	Bonus ($)	($) (a)	Total ($)	($) (b)

A. Laurence Jones (c)	675,000	675,000	10,774	1,360,774	—
David G. Durham (c)	320,000	192,000	7,183	519,183	—
Patrick M. Hayes	320,000	160,000	5,387	485,387	25,500
Michael Griffith	194,000	106,700	—	300,700	—
Mary Beth Loesch	220,000	88,000	3,163	311,163	—

(a)	The perquisites relate to reimbursement of health insurance premiums.

(b)	Upon a change in control, the StarTek, Inc. Stock Option Plan, as amended (the “Option Plan”), would terminate and all options then outstanding under the Option Plan would become immediately vested and exercisable in full. Each holder of such an option would receive notice at least five days prior to the effective date of termination of the Option Plan in order to permit such holder to exercise his options prior to the effective date of termination. Any option not exercised by the effective date of termination of the Option Plan terminates on such date. Unvested restricted shares do not accelerate upon a change in control. The table above shows the value as of December 31, 2007, of the acceleration of equity awards upon a change in control.

(c)	Mr. Jones and Mr. Durham receive the same potential payments for termination for “good reason” as they would receive for involuntary termination for other than “cause.” The terms “cause” and “good reason” are defined in their employment agreements (see below).
Steven D. Butler.
On January 17, 2007, we entered into the Separation Agreement with Mr. Butler, whose employment with us ended effective on the Butler Termination Date. Under the terms of the Separation Agreement as amended, Mr. Butler was paid a lump sum payment of salary (less applicable withholding) and vacation pay as if he had been employed through April 4, 2007, and received $472,500 in severance pay, payable in equal monthly installments commencing on our first regular payday that was no less than six months after the Butler Termination Date and continuing according to our regular payroll schedule through April 8, 2008. Per the amendment to his Separation Agreement, on January 17, 2008, we paid as a lump sum all payments that were scheduled to be made thereafter. Mr. Butler was also reimbursed for certain insurance premiums that he paid in April 2007 for coverage through April 2008. The Separation Agreement also stipulated that options granted to Mr. Butler during his tenure with us would vest in accordance with the terms and provisions of each option agreement that existed on the Butler Termination Date as if Mr. Butler’s employment with us had terminated on April 4, 2007, and that all of such vesting options would be exercisable through December 31, 2007. As of the Butler Termination Date, options to purchase an aggregate 120,000 shares had vested, none of which were exercised on or before December 31, 2007.
A. Laurence Jones.
Mr. Jones’ employment with us can be terminated at any time for any reason by us or Mr. Jones. However, if Mr. Jones’ employment is terminated without cause, or if Mr. Jones resigns with good reason, he will be entitled to receive a lump sum payment equal to 150% of his then current annual base salary plus a bonus equal to 150% of his then current annual base salary and he will receive continued health care benefits for 18 months. “Cause” and “good reason” are defined in his employment agreement (See Exhibits 10.17 and 10.18 in our 2007 Form 10-K) and summarized here:
In general, “cause” includes:
(a)	fraud or dishonesty with respect to us;

(b)	conviction of a felony or crime involving moral turpitude, deceit, dishonesty, or fraud;

(c)	gross negligence, willful misconduct, or intentional insubordination;

(d)	material breach by him of any agreement with us that is not cured within 30 days; or

(e)	his failure, on or after January 5, 2009, to own at least (i) 30,000 shares of our common stock or (ii) shares having a total market value of at least $300,000.
In general, “good reason” includes:
(a)	assignment of duties to him that are substantially inconsistent with his role as our chief executive officer;

(b)	reduction of his base salary, except as part of across-the-board reductions of all of our executive officers;

(c)	being required by us to relocate his primary residence more than 35 miles from Boulder, Colorado; or

(d)	material breach by us of any agreement with him that is not cured within 30 days.

We are required to make such payments, but only if Mr. Jones is in material compliance with his employment agreement, he resigns from all positions with us, he completes any transition duties and he signs a release of claims in favor of us. Among other things, we can terminate Mr. Jones for cause if he fails to own, on or after January 5, 2009, at least 30,000 shares of StarTek common stock or shares of StarTek common stock having a market value of at least $300,000. Mr. Jones must comply with covenants in his employment agreement that provide for non-disclosure by Mr. Jones of our confidential or proprietary information and that Mr. Jones will not to compete with us or hire or solicit our employees, suppliers and customers, in each case for a restricted period equal to 18 months.
David G. Durham.
Mr. Durham’s employment with us can be terminated at any time for any reason by us or Mr. Durham. However, if Mr. Durham’s employment is terminated without cause, or if Mr. Durham resigns with good reason, he will be entitled to receive a lump sum payment equal to twelve months of his then current annual base salary plus a bonus payment equal to 60% of his then current annual base salary, and if Mr. Durham timely elects continuation of health insurance pursuant to COBRA, the Company will reimburse Mr. Durham for a portion of the cost of his COBRA premiums that is equal to the Company’s monthly contribution toward his health benefit premiums as of the date of termination. “Cause” and “good reason” are defined in his employment agreement (See Exhibit 10.21 in our 2007 Form 10-K). In general, “good reason” includes:
(a)	reduction of his base salary, bonus, or benefits except as part of across-the-board reductions of all of our executive officers;

(b)	assignment of duties that are substantially inconsistent with his position with us and not a reasonable advancement for him; or

(c)	the executive’s principal place of performing services for us being relocated more than 60 miles from its current location.
For a summary of “cause,” see Summary of “Cause” below. Among other things, we can terminate Mr. Durham for cause if he fails to own, on or after March 10, 2008, at least 5,000 shares of StarTek common stock. Mr. Durham must comply with covenants in his employment agreement that provide for non-disclosure by Mr. Durham of our confidential or proprietary information and that Mr. Durham will not to compete with us or hire or solicit our employees, suppliers and customers, in each case for a restricted period equal to 12 months.
Patrick Hayes.
The employment of Mr. Hayes with us can be terminated at any time for any reason by us or Mr. Hayes. However, if Mr. Hayes’ employment is terminated without cause, he will be entitled to receive a lump sum payment equal to twelve months of his then current annual base salary plus a bonus payment equal to 50% of his then current annual base salary prorated for time and performance as judged by our Chief Executive Officer. If Mr. Hayes timely elects continuation of health insurance pursuant to COBRA, then we will reimburse Mr. Hayes for a portion of the cost of his COBRA premiums that is equal to the our monthly contribution toward his health benefit premiums as of the date of termination. “Cause” is defined in his employment agreement (See Exhibit 10.10 in our 2007 Form 10-K and Summary of “Cause” below). Mr. Hayes must comply with his covenants in his employment agreement that provide for non-disclosure by Mr. Hayes of our confidential or proprietary information and that Mr. Hayes will not to compete with us or hire or solicit our employees, suppliers and customers, in each case for a restricted period equal to 12 months.
Michael Griffith.
The employment of Mr. Griffith with us can be terminated at any time for any reason by us or Mr. Griffith. However, if Mr. Griffith’s employment is terminated without cause, he will be entitled to receive a lump sum payment equal to nine months of his then current annual base salary plus a bonus payment equal to 25% of his then current annual base salary prorated for time and performance as judged by our Chief Executive Officer. If Mr. Griffith timely elects continuation of health insurance pursuant to COBRA, then we will reimburse Mr. Griffith for a portion of the cost of his COBRA premiums that is equal to the our monthly contribution toward his health benefit premiums as of the date of termination. “Cause” is defined in his employment agreement (See Exhibit 10.10 in our 2007 Form 10-K and Summary of “Cause” below). Mr. Griffith must comply with his covenants in his employment agreement that provide for non-disclosure by Mr. Griffith of our confidential or proprietary information and that Mr. Griffith will not to compete with us or hire or solicit our employees, suppliers and customers, in each case for a restricted period equal to nine months.
Mary Beth Loesch.
The employment of Ms. Loesch with us can be terminated at any time for any reason by us or Ms. Loesch. However, if Ms. Loesch’s employment is terminated without cause, she will be entitled to receive a lump sum payment equal to nine months of her then current annual base salary plus a bonus payment equal to 40% of her then current annual base salary prorated for time and performance as judged by our Chief Executive Officer. If Ms. Loesch timely elects continuation of health insurance pursuant to COBRA, then we will reimburse Ms. Loesch for a portion of the cost of her COBRA premiums that is equal to the our monthly contribution toward her health benefit premiums as of the date of termination. “Cause” is defined in her employment agreement (See Exhibit 10.10 in our 2007 Form 10-K and Summary of “Cause” below). Ms. Loesch must comply with her covenants in her employment agreement that provide for non-disclosure by Ms. Loesch of our confidential or proprietary information and that Ms. Loesch will not to compete with us or hire or solicit our employees, suppliers and customers, in each case for a restricted period equal to nine months.

Summary of “Cause”
The definition of “cause” appearing in the employment agreements of Mr. Durham, Mr. Hayes, Mr. Griffith, and Ms. Loesch is the same. In general, that definition of “cause” includes:
(a)	incompetence;

(b)	failure or refusal to perform required duties;

(c)	violation of law (other than traffic violations, misdemeanors or similar offenses), court order, regulatory directive, or agreement;

(d)	material breach of the executive’s fiduciary duty to us; or

(e)	dishonorable or disruptive behavior that would be reasonably expected to harm us or bring disrepute to us, our business, or any of our customers, employees or vendors.
Acceleration of Equity Awards upon Change in Control
Options granted to each of Ms. Loesch and Messrs. Jones, Durham, Hayes, and Griffith were granted under the Option Plan. Upon a change in control, the Option Plan would terminate and all options then outstanding under Option Plan would become immediately vested and exercisable in full. Each holder of such an option would receive notice at least five days prior to the effective date of termination of the Option Plan in order to permit such holder to exercise his options prior to the effective date of termination. Any option not exercised by the effective date of termination of the Option Plan terminates on such date. Under the terms of the Option Plan, a change in control includes our dissolution or liquidation, or our reorganization, merger or consolidation with one or more corporations where either (a) we are not the surviving corporation, or (b) we are the surviving corporation and our stockholders immediately prior to such transaction do not own at least fifty percent (50%) of our issued and outstanding common stock immediately after such transaction. A change in control also includes a sale of substantially all of our assets to another entity or the sale of our common stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than fifty percent (50%) of our issued and outstanding common stock immediately after such sale(s). Vesting of restricted shares granted to Messrs. Jones and Durham does not accelerate upon a change in control.
COMPENSATION OF DIRECTORS

	Fees Earned or	Option Awards
Name	Paid in Cash ($)	(a) ($)	Total ($)
Ed Zschau	$62,500	$33,547	$96,047
P. Kay Norton	$47,500	$33,547	$81,047
Albert C. Yates	$46,500	$33,547	$80,047

(a)	The amounts shown in this column reflect the total estimated compensation expense for financial reporting purposes under FAS 123(R), excluding forfeitures for service-based vesting, related to options granted to each director during 2007. Because options granted under the Directors’ Option Plan vest immediately upon grant, this also represents the grant date fair value of options granted during 2007. This does not reflect amounts paid to or realized by the directors. The amounts include the cost not only of option awards made in 2007 but also certain awards made in prior years for which we incurred cost in 2007. The assumptions used when calculating this cost are set forth in Note 9, “Share-Based Compensation” to our Consolidated Financial Statements included in Item 15, “Exhibits and Financial Statement Schedules” of our Annual Report on Form 10-K for fiscal year 2007.
During 2007, our non-employee directors received a quarterly cash retainer of $7,500, plus $1,000 for each regularly scheduled Board meeting attended and $750 for each special board meeting attended. Members of the committees of our board of directors also received an additional $750 for each committee meeting attended, unless such meetings occurred on the same day as regularly scheduled board meetings. The Chairman of the board received an additional $15,000 for his or her services as Chairman during the year.
Effective January 1, 2008, non-employee directors receive cash retainers at the rates set forth below, which are earned and paid on a quarterly basis:

$35,000	per annum	Retainer for each non-employee director
$15,000	per annum	Additional retainer for serving as Chairman of the Board
$ 7,500	per annum	Retainer for each member of the Audit Committee
$ 7,500	per annum	Additional retainer for serving as Chairman of the Audit Committee
$ 5,000	per annum	Retainer for each member of the Compensation Committee
$ 5,000	per annum	Additional retainer for serving as Chairman of the Compensation Committee
$ 2,500	per annum	Retainer for each member of the Governance and Nominating Committee
$ 2,500	per annum	Additional retainer for serving as Chairman of the Governance and Nominating Committee

Effective January 1, 2008, for attending a special meeting of our board of directors that the Chairman determines to be required due to an extraordinary event, such as a potential merger or acquisition, internal investigation, or the like, but not with respect to other special meetings of our board, each non-employee director also receives a meeting fee of $1,000.
During 2007, the Directors’ Option Plan was amended to provide for the grant of 6,000 options to each non-employee director upon initial election to the board of directors and at each annual meeting at which such director is re-elected. The options are fully vested upon grant. The Directors’ Option Plan is administered by our board of directors.
As of December 31, 2007, 63,000 shares had vested with respect to stock options granted to our current non-employee directors, as follows:

Aggregate number of
Director	vested stock options
Ed Zschau	33,000
P. Kay Norton	15,000
Albert C. Yates	15,000
CERTAIN TRANSACTIONS
Review, Approval and Ratification of Related Party Transactions
Pursuant to the Audit Committee charter, the Audit Committee of the board of directors reviews periodically, but at least annually, a summary of our transactions with directors and executive officers of the company and with firms that employ directors, as well as any other material related party transactions, for the purpose of recommending to the disinterested members of the board of directors that the transactions are fair, reasonable and within company policy and should be ratified and approved. This list of transactions is compiled via questionnaires that are distributed annually to all directors and officers of the company and upon initial employment and/or election to the board.
Registration Rights Agreement
We have entered into a registration rights agreement with Mr. Stephenson, a greater than 10% stockholder and former director, Toni E. Stephenson, Mr. Stephenson’s wife, and certain other members of Mr. Stephenson’s family. The agreement was effective on June 9, 2004 and terminates on the earlier of (i) June 9, 2009, or (ii) when the number of shares registrable for resale under the agreement constitutes less than 10% of our common stock outstanding. Mr. Stephenson owned 3,214,382 shares, or 21.8%, of our common stock outstanding as of March 1, 2007. Under the registration rights agreement, the holders of one-third or more of the registrable shares, as defined in the registration rights agreement, may demand that we file a registration statement under the Securities Act of 1933 covering some or all of their registrable shares. We are obligated to file no more than two such demand registration statements (unless the number of shares requested to be included in a demand registration has been reduced by more than 15% by an underwriter). The filing of a demand registration statement may be subject to further delay upon the occurrence of other specified events. In addition to these demand registration rights, if we propose to register any of our equity securities under the Securities Act, other than pursuant to registration statements on Forms S-4 or S-8, the holders of registrable securities may require that we include all or a portion of their registrable securities in the registration statement and in any related underwriting. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of registrable securities included in the offering. Registration of shares of our common stock pursuant to the rights granted to the holders of registrable securities pursuant to the registration rights agreement, and subsequent sale of such shares under the registration statement, will result in such shares becoming freely tradable without restriction under the Securities Act. In connection with demand registrations, we will bear the expenses related to such registrations to the extent we would be required to incur such expenses within 12 months or obtain substantial benefit from complying with the demand. We will bear the expenses related to registrations we file in which the selling stockholders include registrable securities, except that the selling stockholders will bear their pro-rata portion of the underwriting discounts and commissions applicable to any such registration. The selling stockholders will bear all other fees, costs and expenses of registrations under the registration rights agreement, including underwriting discounts and commissions.
The agreement also provides that, upon the occurrence of a change of control of us by merger, share exchange, stock sale or tender offer, or in the event members of the Stephenson family sell in the aggregate 15% or more of our outstanding common stock in any two year period (subject to certain conditions), no member of the Stephenson family will accept a premium for their shares in such transactions without providing an opportunity to all our other stockholders to sell their shares (or at least the same proportionate interest as the Stephenson family proposes to sell) at the same price; provided that the Stephenson family will be free to sell shares at any time in sales registered under the Securities Act, so long as the applicable members of the Stephenson family are named as selling stockholders in the related prospectus, or in Rule 144 transactions, without restriction under this provision.

Investor Rights Agreement
We have entered into an investor rights agreement with Mr. Stephenson that took effect on June 9, 2004 and terminates if Mr. Stephenson ceases to beneficially own at least 10% of our common stock. The agreement provides that, subject to the board of director’s fiduciary duties under applicable law, we will nominate for election to our board of directors designees named by Mr. Stephenson representing (i) a number of directors equal to one less than a majority of the Board if there is an odd number of directors, or two less than a majority if there is an even number of directors, so long as Mr. Stephenson, together with members of his family, beneficially owns 30% or more of our outstanding common stock, or (ii) one director, so long as Mr. Stephenson, together with members of his family, beneficially owns between 10% and 30% of our outstanding common stock. Accordingly, Mr. Stephenson currently has the right to elect one director; however none of the nominees named in Proposal 1 were elected by Mr. Stephenson. Mr. Stephenson’s nominees under these provisions need not be independent or meet other specific criteria, so long as a majority of the members of our Board are independent under the rules of the SEC and the New York Stock Exchange. The agreement also required that we amend Article II, Section 6 of our Bylaws to provide that a holder of 10% or more of our outstanding common stock is entitled to call a special stockholders meeting. The investor rights agreement provides that so long as Mr. Stephenson, together with members of his family, beneficially owns 10% or more of our outstanding common stock, Article II, Section 6 of the Bylaws, as amended, may not be further amended by our board of directors without Mr. Stephenson’s consent.
The rights provided to Mr. Stephenson in the investor rights agreement may not be transferred to any third party other than to Mrs. Stephenson, upon the death or incompetence of Mr. Stephenson and to her estate, upon the subsequent death or incompetence of Mrs. Stephenson. Mr. Stephenson does not have the right to vote shares of stock held by other members of the Stephenson family.
PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF AUDITORS
The Audit Committee and the board of directors has appointed Ernst & Young LLP, independent registered public accounting firm, to act as our independent auditors for the year ending December 31, 2008. Ernst & Young LLP has been our auditor since the year ended June 30, 1991, and has advised us that it does not have any direct or indirect financial interest in us or any of our subsidiaries, and has not had any such interest during the past five years. We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
The aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31, 2007 and 2006 were as follows:
Audit Fees. Fees rendered for professional audit services related to our annual financial statements for the years ended December 31, 2007 and 2006 were $372,000 and $378,567, respectively. These amounts include fees associated with the annual audit of our consolidated financial statements and our internal control over financial reporting (which includes procedures related to the implementation of the internal control provisions set forth in Section 404 of the Sarbanes-Oxley Act of 2002). Fees for audit services also include fees for the reviews our Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings and consents.
Audit-Related Fees. During the years ended December 31, 2007 and 2006, we paid $7,516 and $15,000, respectively, to Ernst & Young LLP for audit-related services. Audit-related services primarily included attest services related to reports to regulatory agencies and local municipalities.
Tax Fees. During the years ended December 31, 2007 and 2006, we paid $13,015 and $12,966, respectively, to Ernst & Young LLP for tax services. Tax fees included fees for tax compliance and consulting services related to our annual federal and state tax returns.
All Other Fees. During the years ended December 31, 2007 and 2006, there were no other fees billed or incurred.
In accordance with our Audit Committee Charter, the Audit Committee approves in advance any and all services provided by our independent registered public accounting firm, including audit engagement fees and terms, and non-audit services provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act, as amended), all as required by applicable law or listing standards. The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

AUDITOR INDEPENDENCE
The Audit Committee has determined that the non-audit services provided by Ernst & Young LLP were compatible with maintaining the firm’s independence.
The Audit Committee and the board of directors unanimously recommend that the Company’s stockholders vote “FOR” ratification and approval of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.
AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 with management, which review included a discussion of the application of generally accepted accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the financial statements.
The Audit Committee discussed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed between the Audit Committee and the independent registered public accounting firm under Statement on Auditing Standards No. 61, SEC rules, and other professional standards. The Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1, and has discussed with our independent registered public accounting firm their independence. In addition, the Audit Committee has considered the effect that all other fees paid to the independent registered public accounting firm may have on their independence.
The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held five meetings during 2007 and took one action by unanimous written consent in lieu of a meeting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.
By the Audit Committee:

Dr. Ed Zschau, Chairman
Dr. Albert C. Yates
Ms. Kay Norton
EQUITY COMPENSATION PLANS
The following table summarizes information as of December 31, 2007, about our stock option plans for employees and non-employee directors. We do not offer any other equity compensation plans. The information presented in this table does not give effect to the proposed adoption of the StarTek, Inc. 2008 Equity Incentive Plan or the Employee Stock Purchase Plan.

(c)
	(a)	(b)	Number of Securities
	Number of	Weighted-Average	Available for Future
	Securities to be	Exercise Price of	Issuance Under Equity
	Issued Upon	Outstanding	Compensation Plans
	Exercise of	Options, Warrants,	(Excluding Securities
Plan Category	Outstanding Options	and Rights	Reflected in Column (a))
Equity compensation plans approved by stockholders	1,620,342	$12.50	252,438
Equity compensation plans not approved by stockholders	—	—	—

Total	1,620,342	$12.50	252,438

PROPOSAL 3.
APPROVAL OF THE STARTEK, INC. EMPLOYEE STOCK PURCHASE PLAN
Introduction
On February 25, 2008, the Compensation Committee of our board of directors approved, subject to stockholder approval, the StarTek, Inc. Employee Stock Purchase Plan (the “Purchase Plan”). On February 25, 2008, our board of directors also approved the Purchase Plan and directed that the Purchase Plan be submitted for approval by our stockholders at our 2008 Annual Meeting of Stockholders. The full text of the Purchase Plan is set forth in Exhibit A to this proxy statement and the following summary description is qualified in its entirety by reference to the full text of the Purchase Plan.
Purpose
The purpose of the Purchase Plan is to provide the employees of our company and our subsidiaries with an opportunity to acquire an equity interest in our company through the purchase of our common stock and, thus, to develop a stronger incentive to work for our continued success. The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”), and is interpreted and administered in a manner consistent with such intent.
Administration
The Purchase Plan is administered by the Compensation Committee of our board of directors (the “Committee”). The Committee is authorized to make any uniform rules that may be necessary to carry out the provisions of the Purchase Plan. Subject to the terms of the Purchase Plan, the Committee shall determine the term of each purchase period and the manner for determining the purchase price of shares to be sold during the purchase period. The Committee is also authorized to determine any questions arising in the administration, interpretation and application of the Purchase Plan, and all such determinations are conclusive and binding on all parties.
Eligibility and Number of Shares
If the Purchase Plan is approved by our stockholders, there will be a total of 200,000 shares of our common stock available for purchase under the Purchase Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of common stock by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions.
Any of our employees, and any employees of a parent or subsidiary corporation of our company who is approved for participation by our board of directors, who have been employed for at least six months prior to the start of a Purchase Period (as defined below) and whose customary employment is at least 20 hours per week, are eligible to participate in the Purchase Plan. A “Purchase Period” is each calendar quarter, or such other period of time as may be designated by the Committee.
Any eligible employee may elect to become a participant in the Purchase Plan for any Purchase Period by filing an enrollment form with us before the first day of the Purchase Period. The enrollment form will be effective as of the first day of the next succeeding Purchase Period following receipt by us of the enrollment form and will continue to be effective until the employee modifies his or her authorization, withdraws from the Purchase Plan or ceases to be eligible to participate in the Purchase Plan.
No employee may participate in the Purchase Plan if the employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of our stock.
As of January 1, 2008, we had approximately 4,441 employees who would be eligible to participate in the Purchase Plan.
Participation
An eligible employee who elects to participate in the Purchase Plan authorizes us to make payroll deductions of a specified amount of the employee’s compensation. The minimum and maximum amounts that may be withheld during a pay period are 1% and 10%, respectively, of the employee’s gross cash compensation. A participant may increase or decrease the amount of his or her payroll deductions, or discontinue deductions entirely. A participant may also elect to withdraw from the Purchase Plan during any Purchase Period, in which event the entire balance of his or her payroll deductions during the Purchase Period will be paid to the participant in cash within 15 days after our receipt of notice of the withdrawal. A participant who stops payroll deductions during a Purchase Period may not thereafter resume payroll deductions during the same Purchase Period, and any participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Purchase Period.

We hold withheld amounts under the Purchase Plan as part of our general assets until the end of the Purchase Period and then apply such amounts to the purchase of common stock. No interest is credited or paid to a participant for amounts withheld.
Purchase of Stock
Amounts withheld for a participant in the Purchase Plan are used to purchase our common stock as of the last day of the Purchase Period at a price established from time to time by the Committee, which shall be no less than the lesser of: (a) 85% of the Fair Market Value (as defined in the Purchase Plan) of a share of common stock on the first day of the Purchase Period; or (b) 85% of the Fair Market Value of a share of common stock on the last day of the Purchase Period. All amounts so withheld are used to purchase whole shares of common stock, unless the participant has properly notified us that he or she elects to withdraw in cash all of such withheld amounts. Any amount that is not used to purchase shares, including any amount that is insufficient to purchase a whole share of common stock, will be refunded to the participant in cash within 15 days after the end of the Purchase Period.
If purchases by all participants would exceed the number of shares of common stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of the available shares of common stock. Any withheld amount not used to purchase shares of common stock will be refunded to the participant in cash.
Shares of our common stock acquired by participants under the Purchase Plan will be held in a general securities brokerage account maintained for the benefit of all participants with an agent selected by us. A participant may request that certificates for the number of shares of common stock purchased by the participant and credited to his or her account be issued and delivered to him or her.
No more than $25,000 in Fair Market Value of shares of common stock may be purchased by any participant under the Purchase Plan and all other employee stock purchase plans we sponsor in any calendar year.
Death, Disability, Retirement or Other Termination of Employment
If the employment of a participant is terminated for any reason, including death, disability or retirement, the amounts previously withheld under the Purchase Plan and not used to purchase shares will be refunded in cash to the participant within 15 days.
Rights Not Transferable
The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.
Amendment or Modification
Our board of directors may at any time amend the Purchase Plan in any respect that will not adversely affect the rights of participants pursuant to shares of common stock previously acquired under the Purchase Plan, provided that approval by our stockholders is required to: (a) increase the number of shares of common stock to be reserved under the Purchase Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions), (b) decrease the minimum purchase price, (c) withdraw the administration of the Purchase Plan from the Committee, or (d) change the definition of employees eligible to participate in the Purchase Plan.
Termination
All rights of participants under the Purchase Plan will terminate at the earlier of: (a) the day that participants become entitled to purchase a number of shares of common stock equal to or greater than the number of shares of common stock remaining available for purchase; or (b) at any time, at the discretion of our board of directors, upon at least 30 days notice to the participants. Upon termination or suspension of the Purchase Plan, shares of common stock shall be purchased for participants and cash will be refunded as if the Purchase Plan was terminated at the end of a Purchase Period.

Federal Tax Considerations
Payroll deductions under the Purchase Plan are made after taxes. Participants do not recognize any additional income as a result of participation in the Purchase Plan until the disposal of shares of common stock acquired under the Purchase Plan or the death of the participant. Participants who hold their shares of common stock for more than eighteen months or die while holding their shares of common stock will recognize ordinary income in the year of disposition or death equal to the lesser of: (a) the excess of the fair market value of the shares of common stock on the date of disposition or death over the purchase price paid by the participant; or (b) the excess of the fair market value of the shares of common stock on the first day of the Purchase Period as of which the shares were purchased over the purchase price. If the eighteen month holding period has been satisfied when the participant sells the shares of common stock or if the participant dies while holding the shares of common stock, we will not be entitled to any deduction in connection with the disposition of such shares by the participant.
Participants who dispose of their shares of common stock within eighteen months after the shares of common stock were purchased will be considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares of common stock on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, we generally will be entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.
Participants will have a basis in their shares of common stock equal to the purchase price of their shares of common stock plus any amount that must be treated as ordinary income at the time of disposition of the shares of common stock, as explained above. Any additional gain or loss realized on the disposition of shares of common stock acquired under the Purchase Plan will be capital gain or loss.
Vote Required and Board Recommendation
Under the rules of the New York Stock Exchange, approval of the Purchase Plan requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at the Annual Meeting, and at least a majority of the shares of common stock outstanding must vote on this matter.
The board unanimously recommends that the stockholders vote “for” the approval of the StarTek, Inc. Employee Stock Purchase Plan.
PROPOSAL 4.
APPROVAL OF THE STARTEK, INC. 2008 EQUITY INCENTIVE PLAN
Introduction
On February 25, 2008, the Compensation Committee of the board of directors approved, subject to stockholder approval, the StarTek, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). On February 25, 2008, the board of directors also approved the 2008 Plan and directed that the 2008 Plan be submitted for approval by our stockholders at our 2008 Annual Meeting of Stockholders.
The 2008 Plan is intended to replace the StarTek, Inc. Stock Option Plan and StarTek, Inc. Directors’ Stock Option Plan (the “Prior Plans”) in their entirety, and no further awards will be made under the Prior Plans if the 2008 Plan is approved by stockholders. In addition, because the vesting and payout of awards under the 2008 Plan may be conditioned upon the satisfaction of performance measures specified in the 2008 Plan, such awards are intended to meet the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) regarding the deductibility of executive compensation that is “performance-based.” We are therefore seeking approval from stockholders of the performance measures set forth in the 2008 Plan.
The full text of the 2008 Plan is set forth in Exhibit B to this proxy statement and the following summary description is qualified in its entirety by reference to the full text of the 2008 Plan.
Purpose
The purpose of the 2008 Plan is to attract, motivate and retain the best available personnel and align their interests with those of our stockholders, thereby promoting our long-term success and increases in stockholder value.

Administration
The 2008 Plan will be administered by the Compensation Committee of our board of directors (the “Committee”). The Committee has the authority to determine to whom awards will be granted, the timing, type and amount of any award and other terms and conditions of awards. Subject to certain requirements, the Committee may cancel or suspend an award, accelerate vesting or extend the exercise period of an award, or otherwise amend the terms and conditions of any outstanding award. No action of any kind may be taken, however, to decrease the exercise price of any stock option or stock appreciation right without stockholder approval. The Committee may establish, amend or rescind rules in order to administer the 2008 Plan. The Committee may delegate its authority under the 2008 Plan to one or more of our non-employee directors or executive officers with respect to the determination and administration of awards for participants who are not considered officers, directors or 10% stockholders under applicable federal securities laws.
The 2008 Plan provides that members of the Committee must be “outside directors” for purposes of Section 162(m), as well as “independent directors” within the meaning of the rules and regulations of the New York Stock Exchange, and “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
Eligibility
Any employee, non-employee director, consultant or advisor who is a natural person and who provides services to our company, or to a parent or subsidiary corporation of our company, is eligible to participate in the 2008 Plan. Individuals who our company desires to induce to become employees, non-employee directors, consultants or advisors are also eligible to participate, as long as the grant is contingent upon the individual becoming an employee, non-employee director, consultant or advisor. Only employees are eligible for grants of Incentive Stock Options (as defined below).
Number of Shares Available for Issuance
A total of 900,000 shares of our common stock are authorized for grant under the 2008 Plan, and any shares remaining available for grant under the Prior Plans on the date the stockholders approve the 2008 Plan shall also become available under the 2008 Plan. The total number of shares available for issuance is subject to adjustment in connection with certain changes in capitalization, and may be increased under circumstances described in the following paragraph. As of February 29, 2008, a total of 260,303 shares were available for grant under the Prior Plans. These 260,303 shares constituted the then remaining balance of the aggregate total of 2,740,000 shares that had been authorized previously for grant under the Prior Plans, after deducting 867,220 shares that had been issued upon exercise of options and 1,612,477 shares that were still subject to outstanding options.
The number of shares available for issuance under the 2008 Plan will be increased to the extent that an award under the 2008 Plan or an award that was outstanding under the Prior Plans on the date the stockholders approve the 2008 Plan is forfeited, expires, is settled for cash or otherwise does not result in the issuance of all of the shares subject to the award. This would include, for example, the settlement of a stock appreciation right for a number of shares that is less than the total number of shares subject to the stock appreciation right. Similarly, the number of shares available for issuance under the 2008 Plan will be increased to the extent that shares of our common stock are delivered or withheld to pay an exercise price or satisfy a tax withholding obligation in connection with an award under the 2008 Plan or an award that was outstanding under the Prior Plans on the date the stockholders approve the 2008 Plan.
All of the shares authorized for grant may be granted as Incentive Stock Options. The aggregate number of shares subject to options and/or stock appreciation rights that may be granted during any calendar year to any participant cannot exceed 750,000. If the number of shares subject to an award is variable at the grant date, or if two or more types of awards are granted in tandem such that the exercise of one type cancels at least an equal number of shares of the other, the maximum number of shares that could be received will be counted against the limit prior to the settlement of an award. If we grant awards under the 2008 Plan in substitution for, or in connection with the assumption of, existing awards issued by a company that we acquire, the shares subject to those awards will not be counted against the share limits established under the 2008 Plan. In addition, if a company we acquire has shares remaining available for issuance under a pre-existing stockholder-approved plan, the number of those shares (adjusted as necessary to reflect valuation or exchange ratios in connection with the acquisition) may be used to make awards under the 2008 Plan to individuals who were not our employees or directors prior to the acquisition.
General Terms of Awards
Award Agreements. Except for awards that involve only the immediate issuance of unrestricted and fully vested shares, each award will be evidenced by an agreement setting forth the number of shares subject to the award, along with other terms and conditions as determined by the Committee.
Vesting and Term. Each agreement will set forth the period until the award is scheduled to expire, which will not be more than ten years from the grant date, and the performance period. The Committee may determine the vesting conditions of awards; however, subject to certain exceptions, an award that is not subject to the satisfaction of performance measures may not fully vest or become fully exercisable earlier than three years from the grant date, and the performance period for an award subject to performance measures may not be shorter than one year.

Transferability. Awards may not be sold, assigned, transferred, exchange or encumbered, other than by will or the laws of descent and distribution. The Committee may provide that an award is transferable by gift to certain family members. Each participant may designate a beneficiary to exercise any award or receive payment under any award payable on or after the participant’s death.
Termination of Service. Upon termination of service for cause, all unexercised options and stock appreciation rights and all unvested portions of any other outstanding awards will immediately be forfeited without consideration. Upon termination of service for any other reason, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration. Upon termination of service for any reason other than cause, death or disability, the currently vested and exercisable portions of awards may be exercised within three months of the date of termination. Upon termination of service due to death or disability, the currently vested and exercisable portions of awards may be exercised within six months of termination. All of the foregoing provisions may be changed if expressly provided for in an individual award agreement.
Types of Awards
The types of awards that may be granted under the 2008 Plan include restricted stock awards, restricted stock unit awards, stock option awards, stock appreciation rights and performance units. The Committee also has the discretion to grant other types of awards, as long as they are consistent with the terms and purposes of the 2008 Plan. In addition to the general terms of all the awards, as described above, the basic characteristics of the awards that may be granted under the 2008 Plan are as follows:
Restricted Stock Awards. Restricted stock awards are subject to vesting conditions and other restrictions as determined by the Committee. Unvested shares of restricted stock are subject to transfer restrictions, and book entries or stock certificates evidencing the shares will bear a restrictive legend to that effect until such shares have vested. Participants who receive restricted stock awards are entitled to all the other rights of a stockholder, including the right to receive dividends and the right to vote the shares of restricted stock, unless otherwise provided in the applicable award agreement.
Restricted Stock Units. Restricted stock unit awards are subject to vesting conditions and other restrictions as determined by the Committee. After a restricted stock unit award vests, payment will be made to the participant in the form of cash, shares or a combination of cash and shares as determined by the Committee, and within the time period after vesting as will qualify the payment for the “short-term deferral” exemption from Section 409A of the Internal Revenue Code (“Section 409A”).
Stock Option Awards. The agreement pursuant to which a stock option is granted will specify whether it is an Incentive Stock Option or a Non-Statutory Stock Option. Non-Statutory Stock Options are all stock option awards that do not meet the requirements of Incentive Stock Options, as described below. The exercise price will be determined by the Committee and may not be less than the fair market value of a share of common stock on the grant date. The exercise price is payable in full at the time of exercise and may be paid in cash and/or, if permitted by the Committee, by withholding shares issuable upon exercise or delivery of shares already owned by the participant. Each option is exercisable in whole or in part on the terms provided in the agreement, but in no event will an option be exercisable after its scheduled expiration.
An option will be considered an Incentive Stock Option only if (i) the participant receiving the award is an employee, (ii) it is designated as an Incentive Stock Option in the agreement, and (iii) the aggregate fair market value of the shares subject to Incentive Stock Options held by the participant which first become exercisable in any calendar year does not exceed $100,000. A participant may not receive an Incentive Stock Option under the 2008 Plan if, immediately after the grant of the award, the participant would own shares with more than 10% of the total combined voting power of all classes of stock of the company or a parent or subsidiary corporation of the company, subject to certain exceptions.
Stock Appreciation Rights. An award of a stock appreciation right entitles the participant to receive, upon exercise of the award, all or a portion of the excess of (i) the fair market value of a specified number of shares as of the date of exercise over (ii) a specified exercise price that will not be less than 100% of the fair market value of the shares on the grant date. Each stock appreciation right is exercisable in whole or in part on the terms provided in the agreement, but in no event will a stock appreciation right be exercisable after its scheduled expiration. Upon exercise, payment may be made to the participant in the form of cash, shares or a combination of cash and shares, as determined by the Committee. The agreement may provide for a limitation upon the amount or percentage of total appreciation on which payment may be made upon exercise.

Performance Units. An award of performance units entitles the participant to future payments of cash, shares or a combination of cash and shares, as specified by the Committee in the award agreement, based upon the achievement of a specified level of one or more performance measures over the course of a performance period. The agreement will specify the nature and requisite level of achievement for each performance measure, the length of the performance period, and may provide that a portion of the award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the award. Payment of any performance unit award will be made within the time period after vesting that will qualify the payment for the “short term deferral” exemption from Section 409A. The agreement may permit the acceleration of the performance period and an adjustment of performance measures and payments with respect to some or all of the performance units upon the occurrence of certain events. The agreement may also provide for a limitation on the value of an award of performance units that a participant may receive.
Effect of a Change in Control
Unless otherwise provided in an award agreement, if a change in control, generally involving a merger or consolidation of our company or a sale of substantially all of our company’s assets, occurs, then each outstanding award that is not yet fully exercisable or vested will immediately become exercisable or vested with respect to 50% of the shares that were unexercisable or unvested immediately before the change in control. If, in connection with a change in control, the awards were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change in control, a participant is involuntarily terminated other than for cause, then each outstanding award will immediately become vested and exercisable in full and will remain exercisable for 24 months.
Corporate Transactions
In the event of certain corporate transactions, as defined under the 2008 Plan, the Committee may protect outstanding stock options and stock appreciation rights by providing for the substitution of awards issued by the surviving corporation, or the Committee may provide written notice prior to the occurrence of the transaction that each outstanding stock option or stock appreciation right will be cancelled at the time of, or immediately prior to the occurrence of, the corporate transaction in exchange for payment within 20 days of the transaction. The amount of the payment would equal the “spread” between an award’s exercise price and the fair market value of the underlying shares at the time of the transaction. In the case of cancellation, outstanding awards will immediately become exercisable in full during the period between the provision of written notice and the time of cancellation.
Performance-Based Compensation
If the Committee determines that an award, other than an option or stock appreciation right award, is granted to a participant who is an executive officer and is, or is likely to be, a “covered employee” for purposes of Section 162(m), then the lapsing of restrictions on the award and the distribution of cash, shares or other property pursuant to the award may be made subject to the achievement of one or more performance measures, as described below. When establishing performance measures for a performance period, the Committee may exclude amounts or charges relating to an event or occurrence that the Committee determines, consistent with the requirements of Section 162(m), should appropriately be excluded. The Committee may also adjust performance measures for a performance period to the extent permitted by Section 162(m) to prevent the dilution or enlargement of a participant’s rights with respect to performance-based compensation. The Committee will determine any amount payable in connection with such an award consistent with the requirements of Section 162(m), and may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an award. Subject to adjustment in the event of certain changes in capitalization, no participant may be granted performance-based compensation in any calendar year with respect to more than 300,000 shares, for awards denominated in shares, and the maximum dollar value payable to any participant in any 12 month period with respect to performance-based compensation denominated in cash is $2,000,000.
With respect to recipients who are “covered employees” under Section 162(m), the performance measures are set by the Committee at the start of each performance period and are based on one or a combination of two or more of the following performance criteria: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including, but not limited to, one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels. Any performance measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, affiliate or individual performance.

Duration, Amendment and Termination
The 2008 Plan will remain in effect until all shares subject to it are distributed, all awards have expired or terminated, the 2008 Plan is terminated, or the tenth anniversary of the date of stockholder approval of the plan, whichever occurs first. The board of directors may at any time terminate, suspend or amend the 2008 Plan. The Company shall submit any amendment of the 2008 Plan to its stockholders for approval if the rules of the principal securities exchange on which the shares are then listed or other applicable laws or regulations require stockholder approval of such an amendment. No termination, suspension or amendment of the 2008 Plan or any agreement under the 2008 Plan may materially or adversely affect any right acquired by any participant under an award granted before the date of termination, suspension or amendment, unless otherwise agreed to by the participant in the agreement or otherwise, or required by law.
Federal Tax Considerations
The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the 2008 Plan.
Incentive Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2008 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.
Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.
The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.
Non-Qualified Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the 2008 Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
Stock Appreciation Rights and Performance Units. Generally: (a) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance unit award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described below with respect to a disposition of unrestricted shares.
Restricted and Unrestricted Stock; Restricted Stock Units. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
A recipient will not realize income upon the grant of restricted stock units, but will realize ordinary income, and we will be entitled to a corresponding deduction, when the restricted stock units have vested and been settled in cash and/or shares of our common stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of our common stock received on the date of issuance.
Withholding. The 2008 Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the compensation committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.
New Plan Benefits
When and if this proposal is approved, and subject to Committee approval, it is anticipated that initial awards under the 2008 Plan will result in the benefits described in the table below, which would be subject to a three-year vesting schedule by which restrictions would lapse as to one third of the shares on each of the first, second and third anniversaries of the grant date. Awards for other plan participants have not yet been defined and will be at the discretion of the Committee.
StarTek, Inc. 2008 Equity Incentive Plan

Name and Position	Dollar Value ($) (b)	Number of Units
Patrick M. Hayes, Executive Vice President and COO	43,050	5,000 shares of restricted stock
Mary Beth Loesch, Senior Vice President of Business Development	25,830	3,000 shares of restricted stock
All current executive officers as a group	111,930	13,000 shares of restricted stock
All current non-executive directors as a group		(a)
All employees, including all current officers who are not executive officers, as a group	120,540	14,000 shares of restricted stock

(a)	If and when this proposal is approved, it is anticipated that the board will provide a right to each non-employee director to receive, upon initial election to the board and annually thereafter, a right to receive either options to purchase 9,000 shares at fair market value on the date of grant or 3,600 restricted stock units.

(b)	The dollar value of restricted stock awards is determined by multiplying the number of shares proposed to be awarded by the closing price of a share of our common stock on the NYSE on February 29, 2008.
Vote Required and Board Recommendation
Under the rules of the New York Stock Exchange, approval of the 2008 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at the Annual Meeting, and at least a majority of the shares of common stock outstanding must vote on this matter.
The board unanimously recommends that the stockholders vote “for” the approval of the StarTek, Inc. 2008 Equity Incentive Plan.
STOCKHOLDER PROPOSALS
Stockholder proposals intended to be presented at our 2009 Annual Meeting of Stockholders must be received at our executive offices at 44 Cook Street, 4th Floor, Denver, Colorado 80206, Attention of the Secretary, no later than November 20, 2008, for inclusion in our proxy statement relating to the 2009 Annual Meeting. Under our By-laws, the Secretary must receive notice at our executive offices between February 4, 2009 and March 6, 2009 of any matters to be proposed by a stockholder at the 2009 Annual Meeting in order for such matters to be properly considered at the meeting. However, if the date of the 2009 Annual Meeting is a date that is more than 30 days before or more than 60 days after May 5, 2009, the anniversary date of the 2008 Annual Meeting, notice by the stockholder of a proposal must be received not earlier than the close of business on the 90th day prior to the 2009 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2009 Annual Meeting or the 10th day following the day on which public announcement of the 2009 Annual Meeting is first made by us.

STOCKHOLDER COMMUNICATION WITH THE BOARD
Our board of directors believes that it is important for current and potential stockholders and other interested parties to have a process to send communications to the board. Accordingly, stockholders and other interested parties desiring to send a communication to the board of directors, or to a specific director, may do so by sending a letter to our executive offices at 44 Cook Street, 4th Floor, Denver, Colorado 80206, attention of the Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as either a stockholder or non-stockholder and clearly state whether the intended recipients of the letter are all members of the board of directors or certain specified individual directors. The Secretary will open such communications, make copies, and then circulate them to the appropriate director or directors. Letters directed to our “independent directors” or “outside directors” will be delivered to Dr. Zschau, our Chairman and lead independent director.
MISCELLANEOUS
Our Annual Report to Stockholders for the year ended December 31, 2007, will be made available with this Proxy Statement to stockholders of record as of March 6, 2008. The Annual Report to Stockholders for the year ended December 31, 2007, does not constitute a part of the proxy soliciting materials.
Our board of directors and management team are not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors

A. Laurence Jones
President and Chief Executive Officer

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including consolidated financial statements, required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act, as well as our Forms 10-Q and other SEC filings will be furnished, excluding exhibits, without charge, to any stockholder upon written request. A copy may be requested by writing to the Director of Investor Relations, StarTek, Inc., 44 Cook Street, 4th Floor, Denver, Colorado 80206. Our Annual Report on Form 10-K as well as our Forms 10-Q and other SEC filings can also be obtained over the Internet through the “Investor Relations” section of our web site. Our Internet address is http://www.startek.com. We also make the charters for the compensation committee, audit committee and governance and nominating committee of our board of directors, as well as our Corporate Governance Guidelines and our Code of Ethics and Business Conduct, available on the “Investor Relations” page of our web site. Any of these materials are available in print upon request. Additionally, the Annual Report on Form 10-K and other information we file with the SEC can be inspected at and obtained from the SEC at prescribed rates at public reference facilities maintained by the SEC at Room 1024, 100 F St., NE, Washington, D.C. 20549. The SEC maintains a web site at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding us that has been filed electronically with the SEC.

EXHIBIT A
StarTek Inc.
EMPLOYEE STOCK PURCHASE PLAN
1. Purpose and Scope of Plan. The purpose of this employee stock purchase plan (the “Plan”) is to provide the employees of StarTek Inc. (the “Company”) and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.
2. Definitions.
2.1. The terms defined in this section are used (and capitalized) elsewhere in this Plan:
(a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as defined in Sections 424(e) and 424(f) of the Code or any successor provision, and whose participation in the Plan has been approved by the Board of Directors.
(b) “Agent” means a registered securities broker/dealer selected by the Company to assist the Company in administering the Plan.
(c) “Board of Directors” means the Board of Directors of the Company.
(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(e) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 13.
(f) “Common Stock” means the common stock, par value $.01 per share (as such par value may be adjusted from time to time), of the Company.
(g) “Company” means StarTek Inc., a Delaware corporation.
(h) “Compensation” means the gross cash compensation (including wage, overtime, salary, or commission) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment.
(i) “Eligible Employee” means any employee of the Company or an Affiliate who has been employed for at least six months prior to the start of a Purchase Period and whose customary employment is at least 20 hours per week; provided, however, that “Eligible Employee” shall not include any person who would be deemed, for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.
(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(k) “Fair Market Value” of a share of Common Stock as of any date means, if the Company’s Common Stock is listed on a national securities exchange or traded in the national market system, the closing price for such Common Stock on such exchange or market on said date, or, if no sale has been made on such exchange or market on said date, on the last preceding day on which any sale shall have been made. If such determination of Fair Market Value is not consistent with the then current regulations applicable to plans intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, however, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.

(l) “Non-Employee Director” means a member of the Board of Directors who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3 or any successor definition.
(m) “Participant” means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.
(n) “Plan” means this StarTek Inc. Employee Stock Purchase Plan, as amended from time to time.
(o) “Purchase Period” means, except as otherwise determined by the Committee, a quarterly period commencing January 1 and ending March 31, or commencing April 1 and ending June 30, or commencing July 1 and ending September 30, or commencing October 1 and ending December 31.
(p) “Recordkeeping Account” means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.
3. Scope of the Plan. Shares of Common Stock may be sold to Eligible Employees pursuant to this Plan as hereinafter provided, but not more than 200,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock sold to Eligible Employees pursuant to this Plan may be shares acquired by purchase on the open market or in privately negotiated transactions, by direct issuance from the Company (whether newly issued or treasury shares) or by any combination thereof.
4. Eligibility and Participation. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Company before the first day of such Purchase Period that authorizes regular payroll deductions from Compensation beginning with the first payday in such Purchase Period and continuing until the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.
5. Amount of Common Stock Each Eligible Employee May Purchase.
5.1. Subject to the provisions of this Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the number of whole shares of Common Stock that can be purchased at the price specified in Section 5.2 with the entire credit balance in the Participant’s Recordkeeping Account; provided, however, that the Fair Market Value (determined on the first day of any Purchase Period) of shares of Common Stock that may be purchased by a Participant during such Purchase Period shall not exceed the excess, if any, of (i) $25,000 (or such lesser amount designated by the Committee) over (ii) the Fair Market Value (determined on the first day of the relevant Purchase Period) of shares of Common Stock previously acquired by the Participant in any prior Purchase Period during such calendar year. Notwithstanding the foregoing, no Eligible Employee shall be granted an option to acquire shares of Common Stock under this Plan that permits the Eligible Employee’s rights to purchase shares of Common Stock under this Plan and all other “employee stock purchase plans” within the meaning of Section 423(b) of the Code maintained by the Company and the Affiliates to accrue at a rate that exceeds $25,000 of Fair Market Value (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, however, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock that may be sold.

5.2. The purchase price of each share of Common Stock sold pursuant to this Plan shall be established from time to time by the Committee, but shall be no less than the lesser of (a) or (b) below:
(a)	85% of the Fair Market Value of such share on the first day of the Purchase Period; or

(b)	85% of the Fair Market Value of such share on the last day of the Purchase Period.
6. Method of Participation.
6.1. The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the first day of a Purchase Period will be the date of the offering of such shares.
6.2. Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by delivering an executed election on a form developed by the Committee. An Eligible Employee may elect to have any whole percent of Compensation withheld, but not exceeding 10% per pay period. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the first day of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.
6.3. Any Eligible Employee who does not make a timely election, as provided in Section 6.2, shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.
7. Recordkeeping Account.
7.1. The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 shall be credited to such Recordkeeping Accounts on each payday.
7.2. No interest shall be credited to a Participant’s Recordkeeping Account.
7.3. The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account shall remain part of the general assets of the Company.
7.4. A Participant may not make any separate cash payment into the Recordkeeping Account.
8. Right to Adjust Participation or to Withdraw.
8.1. A Participant may, at any time during a Purchase Period, direct the Company to adjust the amount withheld from his or her future Compensation, subject to the limitation in Section 6.2. Upon any such action, future payroll deductions with respect to such Participant shall be adjusted in accordance with the Participant’s direction.
8.2. Any Participant who stops payroll deductions may not thereafter resume payroll deductions during such Purchase Period.
8.3. At any time before the end of a Purchase Period, any Participant may withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant’s Recordkeeping Account will be paid to the Participant, without interest, in cash within 15 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

8.4. Notification of a Participant’s election to increase, decrease, or terminate deductions, or to withdraw from the Plan, shall be made by filing an appropriate form with the Company. Notification to increase or decrease deductions will take effect as soon as administratively feasible following such notification.
9. Termination of Employment. If the employment of a Participant terminates for any reason, including death, disability, or retirement, the entire balance in the Participant’s Recordkeeping Account shall be refunded in cash within 15 days. Solely for purposes of the Plan, a Participant’s employment shall terminate on the date the Participant receives or gives notice of termination of employment and neither any period of notice, if any, nor any payment in lieu thereof shall be considered as extending the period of employment for the purposes of the Plan. No cash or other compensation shall at any time be paid to any Participant or any person claiming through a Participant, as damages or otherwise, in respect of the termination of the Participant’s participation under the Plan pursuant to this Section 9.
10. Purchase of Shares.
10.1. As of the last day of each Purchase Period, the entire credit balance in each Participant’s Recordkeeping Account shall be used to purchase whole shares of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with the Company in advance of that date (which elects to receive the entire credit balance in cash). Any amount in a Participant’s Recordkeeping Account that is not used to purchase shares pursuant to this Section 10.1 shall be refunded to the Participant, without interest, in cash within 15 days after the end of the Purchase Period.
10.2. Shares of Common Stock acquired by each Participant shall be held in a general securities brokerage account maintained for the benefit of all Participants with the Agent. The Agent shall maintain individual sub accounts for each Participant in such general account to which shall be allocated such Participant’s shares of Common Stock (including fractional shares to four decimal places).
10.3. Prior to the last day of each Purchase Period, the Company shall determine whether some or all of the shares of Common Stock to be purchased as of the last day of such Purchase Period will be purchased by the Agent for the accounts of Participants on the open market or in privately negotiated transactions. If some or all of such shares are to be so purchased by the Agent, the Company shall advise the Agent of the number of shares to be so purchased and shall provide to the Agent such funds, in addition to the funds available from Participants’ Recordkeeping Accounts, as may be necessary to permit the Agent to so purchase such number of shares (including all brokerage fees and expenses).
10.4. Each Participant shall be entitled to vote all shares held for the benefit of such Participant in the general securities brokerage account maintained by the Agent.
10.5. Certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her, registered in the form directed by the Participant, only upon the request of the Participant or his or her representative. Any such request shall be made by filing an appropriate form with the Company. No certificates for fractional shares will be issued. Instead, Participants will receive a cash distribution representing any fractional shares.
11. Rights as a Stockholder. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock under the Plan, including the right to receive any dividends that may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) either the shares have been credited to the general securities brokerage account maintained by the Agent for the Participant’s benefit or certificates have been issued to the Participant, both as provided in Section 10.

12. Rights Not Transferable. A Participant’s rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.
13. Administration of the Plan. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. Subject to the terms of this Plan, the Committee shall determine the term of each Purchase Period and the manner of determining the purchase price of the shares of Common Stock to be sold during such Purchase Period. The Committee shall also determine any other questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties. The Committee may also adopt, amend and terminate such administrative arrangements, not inconsistent with the intent or the terms of the Plan, as it may deem necessary or desirable to conform to applicable requirements or practices of jurisdictions outside of the United States.
14. Adjustment upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares available but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.
15. Registration of Certificates. Stock certificates to be issued and delivered upon the request of the Participant or his or her representative, as provided in Section 10.5, shall be registered in the name of the Participant, or jointly, as joint tenants with the right of survivorship, in the name of the Participant and another person, as the Participant or his or her representative may direct on an appropriate form filed with the Company.
16. Amendment of Plan. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required by Section 19.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.
17. Effective Date of Plan. This Plan shall be effective upon approval by the stockholders of the Company. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days’ notice has been given to all Participants. Upon termination or suspension of this Plan, shares of Common Stock shall be purchased for Participants in accordance with Section 10.1, and cash, if any, remaining in the Participants’ Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.
18. Governmental Regulations and Listing. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange or a national market system, covering the shares of Common Stock under the Plan upon official notice of issuance.

19. Miscellaneous.
19.1. This Plan shall not be deemed to constitute a contract of employment between the Company or any Affiliate and any Participant, nor shall it interfere with the right of the Company or any Affiliate to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.
19.2. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.
19.3. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.
19.4. Delivery of shares of Common Stock or of cash pursuant to the Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.

EXHIBIT B
STARTEK, INC.
2008 EQUITY INCENTIVE PLAN
1. Purpose. The purpose of the StarTek, Inc. 2008 Equity Incentive Plan (the “Plan”) is to attract, motivate and retain the best available personnel and align their interests with those of the Company’s stockholders, thereby promoting the Company’s long-term success and increases in stockholder value.
2. Definitions. The capitalized terms used in the Plan have the meanings set forth below.
(a) “Affiliate” means any corporation that is a Subsidiary or Parent of the Company, and for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or any Subsidiary owns a 20% or greater equity interest.
(b) “Agreement” means any written or electronic agreement, instrument or document evidencing the grant of an Award in a form approved by the Committee, including all amendments.
(c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Cause” means what the term (or a word of like import) is expressly defined to mean in a then-effective written agreement between the Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, the Participant’s (i) incompetence or failure or refusal to perform satisfactorily any duties reasonably required of the Participant by the Company; (ii) violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment, regulatory directive or agreement; (iii) commission or omission of or engaging in any act or practice which constitutes a material breach of the Participant’s fiduciary duty to the Company, involves personal dishonesty on the part of the Participant or demonstrates a willful or continuing disregard for the best interests of Company; or (iv) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to Company, its business or any of its customers, employees or vendors.
(f) “Change in Control” means one of the following:
(1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) which, together with other acquisitions by such Person, results in the aggregate beneficial ownership by such Person of 30% or more of either:
(A) the then outstanding shares of Stock of the Company (the “Outstanding Stock”), or
(B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);
provided, however, that the following acquisitions will not result in a Change of Control:
(i) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(ii) an acquisition by the Participant or any group that includes the Participant; or
(iii) an acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2(f)(3) below; or
(2) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a person or entity other than the Board; or
(3) Consummation of a reorganization, merger or consolidation of the Company with or into another entity or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”); excluding, however, such a Business Combination pursuant to which:
(A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, a majority of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable equity interests), as the case may be, of the surviving or acquiring entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction beneficially owns 100% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities (or comparable equity securities) or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions (as compared to the other holders of the Company’s common stock and voting securities prior to the Business Combination) as their respective ownership, immediately prior to such Business Combination, of the Outstanding Stock and Outstanding Company Voting Securities;
(B) no person or entity (excluding (i) any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination or any entity controlled by the Company or the entity resulting from such Business Combination, (ii) any entity beneficially owning 100% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities (or comparable equity securities) or all or substantially all of the Company’s assets either directly or indirectly and (iii) the Participant and any group that includes the Participant) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock (or comparable equity interests) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities (or comparable equity interests) of such entity; and
(C) immediately after the Business Combination, a majority of the members of the board of directors (or comparable governors) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(4) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything herein stated, if any Award is determined to provide for the deferral of compensation within the meaning of Code Section 409A, a Change in Control shall be deemed to occur only if it would be deemed to constitute a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of the Company under Code Section 409A.
(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated there under.
(h) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the New York Stock Exchange, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).
(i) “Company” means StarTek, Inc., a Delaware corporation, or any successor thereto.
(j) “Corporate Transaction” means (i) dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, or (iii) a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation.
(k) “Disability” means any medically determinable physical or mental impairment that causes the Participant to be unable to carry out his job responsibilities for a continuous period of more than six months, in the sole determination of the Committee.
(l) “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.
(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
(n) “Fair Market Value” of a Share means the closing sale price of a Share on the New York Stock Exchange (or such other national securities exchange as may at the time be the principal market for the Shares) on the date of determination (or if no sale occurred on that day, on the next preceding day on which a sale of Shares occurred). If the Shares are not then listed and traded upon a national securities exchange but are regularly quoted on an automated quotation system or by a recognized securities dealer, Fair Market Value of a Share shall be the closing sale price (or the average of the high bid and low asked prices if selling prices are not reported) on such system or by such dealer on the date of determination (or if no such prices were reported on that day, on the last day such prices were reported). In the absence of an established market for the Shares as described above, Fair Market Value of a Share will be what the Committee determines in good faith and in a manner consistent with Code Section 409A to be 100% of the fair market value of a Share on that date.
(o) “Full Value Award” means an Award other than an Option or Stock Appreciation Right.
(p) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(q) “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422.
(r) “Non-Employee Director” means a member of the Board who is not an Employee.
(s) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.
(t) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price.

(u) “Other Stock-Based Award” means an Award described in Section 12 of this Plan.
(v) “Parent” means a “parent corporation,” as defined in Code Section 424(e).
(w) “Participant” means a person to whom an Award is or has been made in accordance with the Plan.
(x) “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.
(y) “Performance Period” means the period of time specified in an Agreement over which Awards subject to Performance Measures are to be earned.
(z) “Performance Measures” means any measures of performance established by the Committee in connection with the grant of an Award. For any Award intended to constitute Performance-Based Compensation, the Performance Measures shall consist of one or a combination of two or more of the following performance criteria: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including, but not limited to, one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels. Any Performance Measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.
(aa) “Performance Unit” means the right to receive a unit valued by reference to a designated number of Shares or a designated amount of cash upon the achievement of specified levels of one or more Performance Measures as provided in this Plan and the applicable Agreement.
(bb) “Plan” means this StarTek, Inc. 2008 Equity Incentive Plan, as amended and in effect from time to time.
(cc) “Prior Plans” means the StarTek, Inc. Stock Option Plan and the StarTek, Inc. Directors’ Stock Option Plan.
(dd) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(ee) “Restricted Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(ff) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(gg) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate.
(hh) “Share” means a share of Stock.
(ii) “Stock” means the common stock, $0.01 par value, of the Company.
(jj) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(kk) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
(ll) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
3. Administration of the Plan.
(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.
(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:
(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;
(2) cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 17(c) and (d);
(3) establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan; and
(4) establishing such terms and conditions for Awards as deemed necessary or desirable to conform to applicable requirements or practices of jurisdictions outside of the United States.
Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
(c) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to determine and administer Awards to Participants who are not subject to Section 16 of the Exchange Act to one or more persons who are either Non-Employee Directors or executive officers of the Company.
(d) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(e) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and (ii) any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
4. Shares Available Under the Plan.
(a) Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 18, a total of 900,000 Shares shall be authorized for grant under the Plan, plus any Shares remaining available for future grants under the Prior Plans on the effective date of this Plan. All Shares authorized for grant under this Plan may be granted as Incentive Stock Options. In determining the number of Shares to be counted against this limit in connection with any Award, the following rules shall apply:
(1) Where the number of Shares subject to the Award is variable on the Grant Date, the number of Shares to be counted against the limit prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.
(2) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the limit shall be the largest number of Shares that would be counted against the limit under either of the Awards.
(3) Substitute Awards shall not be counted against the limit, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plans that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is forfeited, expires, is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or Prior Plan Award (including a payment in Shares on the exercise of a Stock Appreciation Right) shall, to the extent of such forfeiture, expiration, cash settlement or non-issuance, again become available for Awards under this Plan, and the total number of Shares available for grant under Section 4(a) shall be correspondingly increased. In the event that (i) any Award or Prior Plan Award is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company in payment of the applicable exercise price, or (ii) any tax withholding obligations arising from such Award or Prior Plan Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again become available for Awards under this Plan, and the total number of Shares available for grant under Section 4(a) shall be correspondingly increased.
(c) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(d) Source of Shares. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, pay cash in lieu of any fractional Share in settlement of an Award.
(e) Individual Option and SAR Limit. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 750,000.
5. Eligibility. Participation in the Plan shall be limited to (i) Service Providers and (ii) any individual the Company desires to induce to become a Service Provider, so long as any such inducement grant is contingent upon such individual becoming a Service Provider. Incentive Stock Options may only be granted to Employees.
6. General Terms of Awards.
(a) Award Agreement. Except for Other Stock-Based Awards that involve only the immediate issuance of unrestricted and fully vested Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award.
(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire, which shall not be more than ten years from the Grant Date, and any applicable Performance Period. The Committee may provide for such vesting conditions as it may determine, subject to the following limitations:
(1) an Award that is not subject to the satisfaction of Performance Measures may not fully vest or become fully exercisable earlier than three years from the Grant Date; and
(2) the Performance Period of a Performance Unit or other Award subject to Performance Measures may not be shorter than one year.
The limitations in clauses (1) and (2) above will not, however, apply in the following situations: (i) an Award made to attract a key executive to join the Company; (ii) upon a Change in Control; (iii) termination of employment due to death or Disability; (iv) Restricted Stock or Restricted Stock Units issued in exchange for other compensation; (v) a Substitute Award; and (vi) Awards issued to Non-Employee Directors.
(c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferable by gift to any “family member” (as defined by the general instructions to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
(d) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a form approved by the Committee and shall be effective upon its receipt by the Company.

(e) Termination of Service. Unless otherwise provided in an Agreement, and subject to Sections 13 and 14 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):
(1) Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.
(2) Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.
(3) Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised within three months of the date of such termination.
(4) Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised within six months of the date of such termination.
(f) Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(g) Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more Performance Measures upon which vesting, the lapse of restrictions or settlement in cash or Shares is contingent. With respect to any Award intended to be Performance-Based Compensation, the Committee shall establish and administer Performance Measures in the manner described in Section 21.
7. Restricted Stock Awards.
(a) Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award.
(b) Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the transfer restrictions and restrictive legend applicable to any book-entry evidencing such Shares will be removed, or a certificate for the Shares bearing no restrictive legend shall be delivered to the Participant.
(c) Except as otherwise provided in this Plan and the applicable Agreement, a Participant with a Restricted Stock Award shall have all the other rights of a stockholder, including the right to receive dividends and the right to vote the Shares of Restricted Stock. Except as otherwise provided in the applicable Agreement, any Shares or property other than regular cash dividends distributed with respect to unvested Shares subject to a Restricted Stock Award shall be subject to the same conditions and restrictions as the underlying Shares.
8. Restricted Stock Unit Awards. A Restricted Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Unit Award. Following the vesting of a Restricted Stock Unit Award, payment to the Participant shall be made in the form of cash, Shares or a combination of cash and Shares as determined by the Committee, and within such time period after vesting as will qualify such payment for the “short-term deferral” exemption from Code Section 409A.

9. Stock Option Awards.
(a) Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards.
(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or, if the Committee so permits, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased), or a combination thereof, unless otherwise provided in the Agreement. A Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.
(c) Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.
(d) No Reload Options. Options will not be granted under the Plan in consideration for, and the grant of Options will not be conditioned on, the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.
(e) Incentive Stock Options.
(1) An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of Option Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.
(2) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.
(3) The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

10. Stock Appreciation Rights.
(a) Nature of Award. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified exercise price that shall not be less than 100% of the Fair Market Value of such Shares on the Grant Date of the Stock Appreciation Right, except in the case of Substitute Awards.
(b) Exercise of SAR. Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.
11. Performance Units.
(a) Initial Award.
(1) An Award of Performance Units under the Plan shall entitle the Participant to future payments of cash, Shares or a combination thereof, as specified by the Committee in the Agreement or otherwise, based upon the achievement of specified levels of one or more Performance Measures over the course of the relevant Performance Period. The Agreement shall specify the nature and requisite level(s) of achievement for each Performance Measure and the length of the Performance Period applicable to an Award of Performance Units, and may provide that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment, which shall be in a lump sum occurring within the period necessary to cause it to qualify as a “short-term deferral” within the meaning of Code Section 409A.
(2) Following the conclusion or acceleration of each Performance Period, the Committee shall determine (i) the extent to which Performance Measures have been attained, (ii) the number of Performance Units that have been earned and the value thereof, (iii) the extent to which any other terms and conditions with respect to an Award relating to the Performance Period have been satisfied and (iv) the amount of the payment due with respect to an Award of Performance Units. Payment to the Participant of any Performance Unit Award shall be made in the form of cash, Shares or a combination of cash and Shares as determined by the Committee, and within such time period after vesting as will qualify such payment for the “short-term deferral” exemption from Code Section 409A.
(b) Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Period and an adjustment of Performance Measures and payments with respect to some or all of the Performance Units awarded to a Participant upon the occurrence of certain events, which may include a Change of Control, a Corporate Transaction, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, or the Participant’s death or Disability. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.
12. Other Stock-Based Awards. The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
13. Effect of a Change in Control. Unless otherwise provided in an applicable Agreement, the consequences of a Change in Control on outstanding Awards shall be as provided in this Section.
(a) Automatic Acceleration. If a Change in Control shall occur, then (i) each outstanding Option and SAR Award that is not yet fully exercisable shall immediately become exercisable with respect to 50% of the Shares as to which such Award was not yet exercisable immediately prior to the Change in Control, and (ii) each Full Value Award that is not yet fully vested shall immediately vest with respect to 50% of the Shares as to which such Award was not yet vested immediately prior to the Change in Control.

(b) Termination After Change in Control. If, in connection with a Change in Control, outstanding Option, SAR and Full Value Awards are either (i) continued in effect by the Company, or (ii) assumed or replaced by the surviving or successor corporation or its Parent, and if within two years after the Change in Control a Participant experiences an involuntary termination of employment by the Company (or such survivor or successor) for reasons other than Cause, then:
(1) such outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for 24 months (or such other period set forth in the applicable Agreement);
(2) such Full Value Awards issued to the Participant that are not yet fully vested shall immediately vest in full.
For purposes of this Section 13(b), an Award shall be considered assumed or replaced if, following the Change in Control, the Participant has received, in a manner that complies with Code Sections 424 and 409A, a comparable equity-based award that preserves the existing compensatory value of the Award at the time of the Change in Control and includes a vesting or exercisability schedule that is the same as or more favorable to the Participant.
(c) Performance-Based Awards. For purposes of Sections 13(a) and (b), the settlement of any Performance Unit or other performance-based Full Value Award in connection with such accelerated vesting shall be based on assumed target level performance for the Performance Period during which the Change in Control or the termination of employment, as applicable, occurred.
14. Corporate Transaction. In the event of a proposed Corporate Transaction, the Committee may, but shall not be obligated to:
(a) With respect to a Corporate Transaction that involves a merger or consolidation, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the Parent of the Company or such surviving corporation, in lieu of such outstanding Options, Stock Appreciation Rights and Shares; or
(b) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice to the each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction in exchange for payment to each holder of an Option or Stock Appreciation Right, within 20 days after the Corporate Transaction, of cash (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, singly or in such combination as the Committee shall determine, that the holders of Options and Stock Appreciation Rights would have received as a result of the Corporate Transaction if such holders had exercised the Options and Stock Appreciation Rights immediately prior to the Corporate Transaction) equal to, for each Share covered by a canceled Option or Stock Appreciation Right, the amount, if any, by which the fair market value (as defined in this Section 14(b)) per Share exceeds the exercise price per Share covered by such Option or Stock Appreciation Right. At the time of the declaration provided for in the immediately preceding sentence, each Option and Stock Appreciation Right shall immediately become exercisable in full and each holder of an Option or Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option or Stock Appreciation Right as to all or any part of the Shares covered thereby in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 14(b), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration. Notwithstanding the foregoing, no holder of an Option or Stock Appreciation Right shall be entitled to the payment provided for in this Section 14(b) if such Option or Stock Appreciation Right shall have expired or been forfeited. For purposes of this Section 14(b) only, “fair market value” per Share means the fair market value, as determined in good faith by the Committee, of the consideration to be received per Share by the stockholders of the Company upon the occurrence of the Corporate Transaction, notwithstanding anything to the contrary provided in this Agreement.

15. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to Continuous Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Continuous Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.
16. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.
17. Effective Date, Duration, Amendment and Termination of the Plan.
(a) Effective Date. The Plan shall become effective on the date it is approved by the requisite vote of the Company’s stockholders at the 2008 Annual Meeting of Stockholders or any adjournment thereof.
(b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 17(c), or the tenth anniversary of the date of stockholder approval of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.
(c) Amendment and Termination of the Plan. Except as limited in Section 17(d) below, the Board may at any time and from time to time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval if the rules of the principal securities exchange on which the shares are then listed or other applicable laws or regulations require stockholder approval of such amendment. No termination, suspension, or amendment of the Plan or any Agreement may materially and adversely affect any right acquired by any Participant under an Award granted before the date of termination, suspension, or amendment, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law. It will be conclusively presumed that any adjustment for changes in capitalization provided for in Sections 11(b) or 18, and any amendment to the Plan or any Agreement to avoid the imposition of any additional tax under Code Section 409A does not adversely affect these rights.
(d) No Option or SAR Repricing. Except as provided in Section 18, no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, or be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is approved by the Company’s stockholders.

18. Adjustment for Changes in Capitalization. In the event of any equity restructuring (within the meaning of Statement of Financial Accounting Standards No. 123 (revised 2004), referred to as “FAS 123R”) that causes the per share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of Shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Section 422(b) of the Code or any successor provision; provided further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of SFAS No. 123R, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.
19. Dividend Equivalents. An Award (other than an Option or SAR) that does not involve the issuance of Shares concurrently with the grant of the Award may, if so determined by the Committee, provide the Participant with the right to receive dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares are earned, vested or acquired), which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee, and shall be subject to the same vesting and performance conditions as the underlying Award.
20. Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
21. Performance-Based Compensation.
(a) Designation of Awards. If the Committee determines at the time a Full Value Award is granted to a Participant who is then an executive officer of the Company that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 21 will be applicable to such Award, which shall be considered Performance-Based Compensation.
(b) Performance Measures. If an Award is subject to this Section 21, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more of the Performance Measures specified in the definition of that term in this Plan. When establishing Performance Measures for a Performance Period, the Committee may exclude amounts or charges relating to an event or occurrence that the Committee determines, consistent with the requirements of Code Section 162(m), should appropriately be excluded. The Committee may also adjust Performance Measures for a Performance Period to the extent permitted by Code Section 162(m) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee will determine any amount payable in connection with an Award subject to this Section 21 consistent with the requirements of Code Section 162(m), and may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award.
(c) Limitations. Subject to adjustment as provided in Section 18, no Participant may be granted Performance-Based Compensation in any calendar year with respect to more than 300,000 Shares, for Awards denominated in Shares, and the maximum dollar value payable to any Participant in any 12 month period with respect to Performance-Based Compensation denominated in cash is $2,000,000.

22. Other Provisions.
(a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b) Limits of Liability.
(1) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
(2) Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
(c) Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.
(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(e) Requirements of Law.
(1) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.
(2) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(3) It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 22(e)(3), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(4) It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered in accordance with this intent.
(f) Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction to Employees who are subject to such laws and receive Awards under the Plan.

STARTEK, INC. C/O COMPUTERSHARE P.O. BOX 43078 PROVIDENCE, RI 02940-3078 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by StarTek, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to StarTek, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: STRTK1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
STARTEK, INC. Vote On Directors For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. ELECTION _____ OF DIRECTORS Nominees: 01) Ed Zschau 02) P. Kay Norton 03) Albert C. Yates 04) A. Laurence Jones 05) Harvey A. Wagner Vote _____ On Proposals 2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008. 3. TO APPROVE THE STARTEK, INC. EMPLOYEE STOCK PURCHASE PLAN: 4. TO APPROVE THE STARTEK, INC. 2008 EQUITY INCENTIVE PLAN: For _____ Against Abstain Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please indicate if you plan to attend this meeting. Yes _____ No Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

StarTek, Inc. Proxy for the Annual Meeting of Stockholders — May 5, 2008 This Proxy is solicited on behalf of the Board of Directors This  _____  proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2008 Annual Meeting of Stockholders. The undersigned stockholder of StarTek, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Ed Zschau or A. Laurence Jones, and each of them, his attorney-in-fact and proxies (with full power of substitution in each), and authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 5, 2008, at 9:00 a.m., and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated on the reverse side on proposals 1, 2, 3 and 4 and in their discretion on all other matters coming before the meeting. This proxy when properly executed will be voted in the manner directed by the stockholder, but if no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4. Properly executed proxies will be voted in the discretion of the proxy holder with regard to any other matter that properly comes before the meeting.